                              DATED MARCH 31, 2000





                              GEOLOGISTICS LIMITED



                                       and



                            BURDALE FINANCIAL LIMITED






--------------------------------------------------------------------------------

                               FACILITY AGREEMENT

--------------------------------------------------------------------------------


                                    CONTENTS


1.    INTERPRETATION..........................................................................................1
2.    CONDITIONS PRECEDENT...................................................................................13
3.    THE FACILITY...........................................................................................14
4.    RESTRICTIONS ON UTILISATIONS...........................................................................14
5.    UTILISATION OF FACILITY................................................................................16
6.    REPAYMENT AND PREPAYMENT...............................................................................19
7.    INTEREST AND COMMISSION................................................................................21
8.    RECEIVABLES, STOCK AND EQUIPMENT.......................................................................21
9.    COLLECTION OF RECEIVABLES..............................................................................26
10.   PAYMENTS AND TAXES.....................................................................................28
11.   INCREASED COSTS........................................................................................30
12.   ILLEGALITY AND MONETARY UNION..........................................................................31
13.   GENERAL REPRESENTATIONS AND WARRANTIES.................................................................32
14.   GENERAL UNDERTAKINGS...................................................................................34
15.   EVENTS OF DEFAULT......................................................................................43
16.   COSTS, EXPENSES AND FEES...............................................................................46
17.   INDEMNITIES............................................................................................47
18.   EVIDENCE OF INDEBTEDNESS...............................................................................49
19.   NOTICES................................................................................................49
20.   WAIVER, REMEDIES CUMULATIVE............................................................................49
21.   INVALIDITY.............................................................................................50
22.   ASSIGNMENT AND PARTICIPATION...........................................................................50
23.   GOVERNING LAW AND JURISDICTION.........................................................................50
24.   DISCLOSURE OF INFORMATION..............................................................................51
25.   COUNTERPARTS...........................................................................................52

SCHEDULE 1...................................................................................................53
SCHEDULE 2...................................................................................................56
SCHEDULE 3...................................................................................................60
SCHEDULE 4...................................................................................................61
SIGNATORIES..................................................................................................63

THIS AGREEMENT is dated March 31, 2000

BETWEEN:

(1) GEOLOGISTICS LIMITED (Registered in England and Wales No. 00112456) (the "COMPANY"); and

(2)        BURDALE FINANCIAL LIMITED (Registered in England and Wales No.
           2656007) ("BURDALE").

IT IS AGREED:

1.         INTERPRETATION

1.1        DEFINITIONS

           In this Agreement:

           "ACCOUNT DEBTOR" means a debtor of the Company in respect of a Receivable.

           "ACCOUNT BANKS" means each bank at which a Charged Account is held and which has been given and has acknowledged all notices required by the Debenture.

           "ACTUAL DAY OF PAYMENT" in relation to a Purchased Receivable means the date on which full payment in respect of that Purchased Receivable is made into the Blocked Accounts by the relevant Account Debtor or the Company.

           "AVAILABILITY LIMITS" means the Receivables Limit and the L/C Limit and each other limit on Utilisations specified in Clause 4.

           "AVAILABILITY PERIOD" means the period from the opening of business in London on today's date until close of business in London on the date falling five Business Days prior to the Final Repayment Date or such later date as Burdale may agree.

           "AVAILABILITY RESERVES" means, as of any date of determination, such amounts as Burdale may from time to time establish and revise in good faith reducing the amount for the purchase of Receivables or the issuance, or procurement, of L/Cs which would otherwise be available to the Company under the purchase formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as reasonably determined by Burdale in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) in any materially adverse respect, the assets, business or condition (financial or other) of the Company or any Obligor or (iii) the security interests and other rights of Burdale in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Burdale's reasonable good faith belief that any collateral report or financial information furnished by or on behalf of the Company or any Obligor to Burdale is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect any state of facts which Burdale reasonably determines in good faith constitutes an Event of

           Default or Default. Without limiting the generality of the foregoing, an Availability Reserve shall be established by Burdale from time to time in such amounts as Burdale may reasonably determine to reflect
           (a) that Dilution Rate as of any date with respect to the Receivables for the immediately preceding twelve (12) month period or for the immediately preceding three (3) month period (whichever percentage is higher) exceeds five percent (5%), (b) any variances in the ageings of accounts receivable provided to Burdale pursuant to Clause 8.1(b)(i) of this Agreement, (c) any unapplied cash which has not yet been applied to the Receivables, and (d) any pass through receivables or collections for shipping charges and cost of goods owed to the Company by the receiving party of such goods and owed by the Company to the shipping party of such goods.

           "BLOCKED ACCOUNT" means each of the Company's accounts with Barclays Bank PLC, Broadgate CBC, 155 Bishopsgate EC2M 3XA, sort code 20-19-90, and being:

           (a)        account number 30904813; and
           (b)        account number 60669237,

           (as the same may be redesignated, renumbered or renamed from time to time), or such other account as previously approved by Burdale (together, the "BLOCKED ACCOUNTS").

           "BORROWERS" means each of GLNS, BVL, GLS and GLA.

           "BVL" means Bekins Van Lines, LLC, a Delaware limited liability company.

           "BUSINESS DAY" means any day not being a Saturday, Sunday or Bank holiday when banks are open for business in London.

           "CANADIAN EXCESS AVAILABILITY" is defined in the Canadian Loan Agreement.

           "CANADIAN FACILITY" means the credit facility in the maximum amount of Fifteen Million Dollars ($15,000,000) (which may be adjusted from time to time in accordance with the terms of the Loan Agreement and the Canadian Loan Agreement) provided by Congress Financial Corporation (Canada) to GL Canada pursuant to the Canadian Loan Agreement

           "CANADIAN LOAN AGREEMENT" means a Loan Agreement dated on or about today's date between Congress Financial Corporation (Canada) and GL Canada, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

           "CASH REQUEST" means a request for Burdale to pay to the Company an amount of unpaid Purchase Price and/or the proceeds of a Loan in substantially the form set out in Schedule 2 Part II.

           "CHARGED ACCOUNTS" means the Blocked Accounts and the Other Accounts.

           "COLLATERAL" means any of the assets and undertaking of the Corporate Obligors charged to Burdale pursuant to the Debenture.

           "CONGRESS" means Congress Financial Corporation (Western), a corporation under the laws of California in the United States of America.

           "CORPORATE OBLIGOR" means each Obligor which is not a natural person.

           "DAILY RATE" means L500 per person per day.

           "DEBENTURE" means the debenture executed or to be executed by the Company in favour of Burdale.

           "DEED OF PRIORITIES" means the deed of priorities dated on or about the date of this Agreement made between the Company, Barclays Bank PLC and Burdale.

           "DEFAULT" means any Event of Default and any event which with the giving of notice and/or lapse of time and/or as a result of any Utilisation and/or determination of materiality and/or fulfilment of any condition (or any combination of the foregoing) may constitute an Event of Default.

           "DEFAULT RATE" means the rate determined by Burdale to be 2% above the Purchase Rate from time to time.

           "DILUTION RATE" means for any period, the ratio (expressed as a percentage) of (a) the aggregate amount of reductions in the Receivables for such period other than as a result of payments in cash to (b) the aggregate amount of total sales of the Company for such period.

           "DOLLAR" and "$" means dollars in the lawful currency of the United States.

           "EBITDA" is defined in the Loan Agreement.

           "ELIGIBLE RECEIVABLES" means, at any time, any Receivables which are and continue to be acceptable to Burdale at such time and which are not Ineligible Receivables.

           "ELIGIBLE UNBILLED RECEIVABLES" means, at any time, any Receivable:

           (a) which is an Ineligible Receivable solely by virtue of the criteria in paragraph (h) of the definition of Ineligible Receivables; and

           (b) in relation to which the provision of goods and services to which such Receivable relates has been completed or is in the process of completion in accordance with the terms and provisions contained in any documents relating thereto; and

           (c)    which remains fully or partly unbilled no more than thirty
                  (30) days after the sale and delivery of the goods and/or the completion of the services giving rise thereto.

           "END DATE" in relation to an L/C means the earlier of the expiry date of such L/C and the date on which the L/C is drawn in full.

           "ENCUMBRANCE" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangements, lien, charge, security interest, easement or encumbrance or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to sell or otherwise dispose of any assets on terms whereby any such asset may be leased to or reacquired or acquired by any Obligor or any title retention agreement having substantially the same economic effect as any of the foregoing).

           "EQUIPMENT" means all the Company's present and future equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture and fixtures and all attachments, accessories and property now or in future relating to them or used in connection with them and replacements and substitutions for them wherever located.

           "EVENT OF DEFAULT" means any of the events specified in Clause 15.1.

           "EXCHANGE RATE" means the prevailing spot rate of exchange of such bank as Burdale may select for the purpose, at or around 11.00 a.m. on the date on which any conversion of currency is to be made under this Agreement.

           "FACILITY" means the Receivables Finance Facility.

           "FACILITY LIMIT" means the greater of L15,000,000 or $25,000,000 (calculated at the Exchange Rate).

           "FINAL REPAYMENT DATE" means the third anniversary of today's date provided that if the term of the Loan Agreement shall be renewed, continued or extended pursuant to Section 12.1 of the Loan Agreement, the Final Repayment Date shall automatically be extended to the same day.

           "FINANCING AGREEMENTS" is defined in the Loan Agreement.

           "FINANCE DOCUMENTS" means this Agreement, the Security Documents, the Deed of Priorities and/or all other agreements, documents and instruments at any time executed and/or delivered by any Obligor or any Related Company in favour of Burdale (each a "FINANCE DOCUMENT").

           "FOREIGN CURRENCY" means any currency other than Sterling which is freely available and transferable.

           "GAAP" means accounting principles, standards and practices generally accepted in the United Kingdom as in effect from time to time.

           "GIFL" means GeoLogistics International Finance Ltd., a limited liability company organised under the laws of Ireland.

           "GLA" means GeoLogistics Americas, Inc., a Delaware corporation.

           "GLC" means GeoLogistics Corporation, a Delaware Corporation.

           "GLC GUARANTEE" means the guarantee and indemnity executed or to be executed by GLC in favour of Burdale in relation to the obligations of the Company to Burdale.

           "GL BERMUDA" means GeoLogistics Holdings (Bermuda) Limited, a company incorporated in Bermuda.

           "GL CANADA" shall mean GeoLogistics, Co., an unlimited liability company under the laws of Nova Scotia, Canada.

           "GLNS" means Bekins Worldwide Solutions, Inc., a Delaware corporation.

           "GLS" means GeoLogistics Services, Inc., a Delaware corporation.

           "INELIGIBLE RECEIVABLES" means any Receivable:

           (a) which does not arise from the actual and bona fide sale and delivery of goods by the Company or rendering of services by the Company in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents relating to such transactions;

           (b) which remains fully or partly unpaid after its Maturity Date or such longer period as may be agreed by Burdale;

           (c) owing by a single Account Debtor if Receivables representing 50% or more of the aggregate balance owing by such Account Debtor to the Company are not Eligible Receivables by reason of the operation of paragraph (b) above;

           (d) with respect to which the Account Debtor is a director, officer, employee, Subsidiary or affiliate of the Company;

           (e) with respect to which the Account Debtor has or has asserted a counterclaim or has a right of set off, to the extent of such counterclaim or set off;

           (f) with respect to which Burdale does not have a valid, equitable assignment under the Finance Documents;

           (g) as to which performance has not been completed by the Company or as to which all goods and services in connection with such Receivable have not been delivered to or performed for the Account Debtor or which is not fully assignable;

           (h)    which has not been invoiced;

           (i) with respect to which the Account Debtor is the subject of any bankruptcy or insolvency proceeding in any jurisdiction or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver, administrator, trustee or other insolvency official;

           (j) with respect to which the Account Debtor's obligation to pay the Receivable is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or right of return, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval (except with respect to Receivables in connection with which Account Debtors are entitled to return goods on the basis of the quality of those goods) or consignment basis;

           (k) with respect to which any of the representations and warranties contained in Clause 8.3 proves to be incorrect in any respect;

           (l) owed by an Account Debtor incorporated or resident outside the United Kingdom, unless such Receivable is subject to valid and enforceable credit insurance payable to Burdale issued by an insurer on terms and in an amount acceptable to Burdale as determined by it in good faith and the aggregate invoice values owed by that relevant Account Debtor are within the insured limit;

           (m) owed by an Account Debtor whose total indebtedness to the Company, as determined by the Company in good faith, exceeds any credit limit set by Burdale from time to time with respect to that Account Debtor and communicated to the Company in writing prior to the date of determination to the extent such Receivable breaches that credit limit provided that any reduction in the credit limit as to a particular Account Debtor will not cause any Receivables owing by that Account Debtor as of the date of such reduction not to qualify as Eligible Receivables;

           (n) where there are facts, events or occurrences which would impair the validity or enforceability of or otherwise the legal right to collect that Receivable or would give the Account Debtor relating to that Receivable the legal right to reduce the amount payable or delaying payment of that Receivable; and

           (o)    which are not Sterling Receivables.

           "L/CS" means letters of credit, merchandise purchase or other guarantees which are from time to time either (a) issued or opened by Burdale for the account of the Company or (b) with respect to which Burdale has agreed to indemnify the issuer or guaranteed to the issuer the performance by the Company of its obligations to such issuer.

           "L/C EXPOSURE" in relation to any L/C means an amount equal to 100% of the face amount of such L/C and all other commitments and obligations made or incurred by Burdale with respect to such L/C.

           "L/C LIMIT" means the Facility Limit provided that at any time the sum of the L/C exposure, the Canadian Letter of Credit Accommodations (as defined in the Loan

           Agreement) and the Letter of Credit Accommodations (as so defined) shall not exceed the Sterling equivalent of $30,000,000 (calculated at the Exchange Rate) at such time.

           "L/C REQUEST" means a request for a Utilisation of the Receivables Finance Facility by way of the issue of an L/C in substantially the form set out in Schedule 2 Part III.

           "LIBOR" means:

           (a) the thirty day LIBOR sterling rate quoted on the first Business Day of each month in the Financial Times, London edition as conclusively determined by Burdale; or

           (b) (if for any reason the Financial Times, London edition ceases or fails to quote such a rate) Burdale's cost of funds from whatever source it may reasonably request.

           "LOAN AGREEMENT" means the loan and security agreement dated on or about today's date between Congress as Lender and GLNS, BVL, GLA and GLS as Borrowers.

           "MARGIN" means 2.75%, PROVIDED THAT (a) effective from the beginning of the interest period next following Burdale's receipt of financial statements of GLC for any fiscal quarter of GLC (commencing with the third fiscal quarter of GLC's fiscal year 2000 delivered in accordance with the Loan Agreement, subject to paragraph (b) below, the Margin shall be increased or decreased, as the case may be, to the Margin as set forth below based on the EBITDA of GLC for the consecutive four fiscal quarter period ended such fiscal quarter calculated based on such financial statements for such quarter as follows:


                -------------------------- ------------------------------------------
                         MARGIN                     EBITDA OF GLC
                -------------------------- ------------------------------------------
                -------------------------- ------------------------------------------
                         3.00%                      Equal to or less than $10,000,000
                -------------------------- ------------------------------------------
                -------------------------- ------------------------------------------
                         2.75%                      Greater  than   $10,000,000   but
                                                    equal to or less than $30,000,000
                -------------------------- ------------------------------------------
                -------------------------- ------------------------------------------
                         2.5%                       Greater than $30,000,000
                -------------------------- ------------------------------------------

           and (b) the EBITDA amounts set forth above shall be reduced by that portion of the EBITDA for the four (4) fiscal quarter period ended any such fiscal quarter that is attributable to any Subsidiary of GLC that has been sold or disposed of pursuant to a sale or disposition permitted by this Agreement, the Loan Agreement or the Canadian Loan Agreement.

           "MATERIAL ADVERSE EFFECT" means an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a material adverse change in any of:

           (a) the business, performance, operations or properties of the Company and the Related Companies (other than GL Bermuda) taken either individually or as a whole; and/or

           (b) the ability of the Company or any Related Company (other than GL Bermuda) to perform its respective obligations under any of the Finance Documents; and/or

           (c)    the rights and remedies of Burdale under any Finance Document.

           "MATURITY DATE" means in respect any Receivable the Business Day which is, or immediately succeeds the date which is 90 days after the date of the invoice in respect of such Receivable, save in respect of Eligible Unbilled Receivables.

           "MORTGAGED PROPERTY" means any Property which is from time to time charged in favour of Burdale by way of a first legal mortgage.

           "OBLIGATIONS" means any and all financial accommodations made to the Company pursuant to this Agreement and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any Obligor or Related Company to Burdale and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Burdale.

           "OBLIGOR" means the Company and any other person who guarantees and/or grants security for any of the Company's indebtedness or other obligations to Burdale at any time, other than a Related Company.

           "OTHER ACCOUNTS" means the bank accounts of the Corporate Obligors specified as Other Accounts in the Debenture and/or such other bank accounts of the Corporate Obligors with Account Banks as Burdale may permit.

           "OTHER RECEIVABLES" means all Receivables which are not Sterling Receivables.

           "OUTSTANDING PURCHASE PRICE" means the aggregate from time to time of the Purchase Prices of Eligible Receivables and Eligible Unbilled Receivables paid to the Company in respect of which Burdale has not received payment from the relevant Account Debtor or the Company.

           "PAYMENT ACCOUNT" means such account in the name of Burdale, as may be notified to the Company by Burdale from time to time.

           "PERMITTED ACQUISITION" means any transaction, or any series of related transactions by which any Corporate Obligor directly or indirectly acquires a Subsidiary or any going business or all or substantially all the assets of another person and which meets each of the following criteria:

           (a) the aggregate consideration to be paid by such Corporate Obligor in connection with such transaction or transactions together with all other consideration paid by all Corporate Obligors in connection with any other Permitted Acquisition, and by GL Canada and any Borrower (as defined in the Loan Agreement) in connection with any transaction or series of transactions by which GL Canada or such Borrower, as the case may be, directly or indirectly has acquired a Subsidiary or any going business or all or substantially all the assets of another person during the term of this Agreement, does not exceed $5,000,000 (or its equivalent in other currencies);

           (b) no Event of Default exists or has occurred and is continuing immediately prior to and after giving effect to such transaction or transactions; and

           (c) Total Excess Availability is not less than Ten Million Dollars ($10,000,000) (or its equivalent in other currencies) after giving effect to such transaction or transactions.

           Notwithstanding anything to the contrary set forth herein, Burdale shall have no obligation to include any Receivable acquired pursuant to a Permitted Acquisition as an Eligible Receivable.

           "PROPERTY" means the Corporate Obligors' freehold, leasehold and rented premises and land from time to time, wherever situated and in any jurisdiction.

           "PURCHASE COMMISSION" is defined in Clause 7.2.

           "PURCHASE DATE" in relation to a Purchased Receivable means the date of delivery of a Purchase Request by the Company with respect to such Purchased Receivable.

           "PURCHASE PRICE" means the purchase price to be paid by Burdale for Purchased Receivables being:

           (a)    85% of the face value of each Eligible Receivable; and

           (b)    65% of Eligible Unbilled Receivables,

           to be purchased under the Receivables Finance Facility less maximum discounts, credits and allowances of any nature which may be taken by or granted to any Account Debtor or other person in connection with such Eligible Receivable or Eligible Unbilled Receivable as the case may be.

           "PURCHASE RATE" means the aggregate of LIBOR and the Margin.

           "PURCHASE REQUEST" means a Request for a Utilisation of the Receivables Finance Facility in substantially the form set out in
           Schedule 2 Part I.

           "PURCHASED RECEIVABLE" means a Receivable purchased or agreed to be purchased by Burdale from the Company in accordance with the terms of this Agreement.

           "RECEIVABLE" means, at any time, the aggregate present and future obligations of any debtor of the Company for the payment of money to the Company at such time together with all connected rights, claims, deposits and payments.

           "RECEIVABLES FINANCE FACILITY" is defined in Clause 3.1.

           "RECEIVABLES INFORMATION" means the information regarding Receivables provided to Burdale pursuant to Clause 8.

           "RECEIVER" is defined in the Debenture.

           "RELATED COMPANIES" means:

           (a)    GLC; and

           (b)    GL Bermuda,

           (each a "RELATED COMPANY").

           "REQUEST" means a request substantially in the form set out in the relevant Part of Schedule 2 for a Utilisation of the Facility.

           "SECURITY DOCUMENTS" means the Debenture, the GLC Guarantee and any other guarantee or security documents executed in favour of Burdale from time to time in relation to the obligations or indebtedness of the Company.

           "SENIOR NOTES" is defined in the Loan Agreement.

           "STERLING" and "(L)" means the lawful currency for the time being of the United Kingdom.

           "STERLING RECEIVABLES" means all Receivables denominated in Sterling (each a "STERLING RECEIVABLE").

           "SUBSIDIARY" has the meaning given to that term by Section 736 of the Companies Act 1985 and includes a "Subsidiary Undertaking" as defined in Section 258 of the Companies Act 1985 (inserted by Section 21 of the Companies Act 1989).

           "TAXES" includes all present and future income and other taxes, levies, assessments, deductions, charges and withholdings of whatever nature together with interest, additions to tax, penalties and fines in relation to such items and "TAX" and "TAXATION" will be construed accordingly.

           "TOTAL EXCESS AVAILABILITY" means at any time, the aggregate of the UK Excess Availability, the US Excess Availability and the Canadian Excess Availability at such time.

           "UK DAILY EXCESS AVAILABILITY" means from time to time the amount at such time by which A exceeds B where:

                     A =

                        (1) 85% of the face value of the Eligible Receivables and 65% of the face value of the Eligible Unbilled Receivables less maximum discounts, credits and allowances of any nature which may be taken by or granted to any Account Debtor or any other person in connection with such Eligible Receivables or Eligible Unbilled Receivables as the case may be; LESS

                        (2) the amount of Availability Reserves established by Burdale; and

                     B = The aggregate amount of:

                        (3)     Outstanding Purchase Price; and

                        (4)     all L/C Exposures.

           "UK EXCESS AVAILABILITY" means from time to time the amount at such time by which A exceeds B where:

                     A =

                        (1) 85% of the face value of the Eligible Receivables and 65% of the face value of the Eligible Unbilled Receivables less maximum discounts, credits and allowances of any nature which may be taken by or granted to any Account Debtor or any other person in connection with such Eligible Receivables or Eligible Unbilled Receivables as the case may be; LESS

                        (2) the amount of Availability Reserves established by Burdale; and

                        (3) the sum of (i) the amount of all then outstanding and unpaid Obligations, (ii) the aggregate amount of all trade payables of the Company which are more than sixty (60) days past due as of the last day of the immediately preceding calendar month and (iii) the aggregate amount of the Company's past due lease and notes payable; and

                     B = The aggregate amount of:

                        (1)     Outstanding Purchase Price; and

                        (2)     all L/C Exposures.

           "US BORROWERS" is defined in the Loan Agreement.

           "US EXCESS AVAILABILITY" is defined in the Loan Agreement.

           "US FACILITY" means the credit facility in the maximum amount of $50,000,000 (which may be adjusted in accordance with the terms of the Loan Agreement and the Canadian Loan Agreement) provided by Congress to the US Borrowers pursuant to the Loan Agreement.

           "UTILISATION" means a utilisation of a Facility under this Agreement (with the delivery of a Purchase Request and the payment of Purchase Price by Burdale pursuant to a Cash Request constituting separate Utilisations of the Receivables Finance Facility).

           "UTILISATION DATE" in relation to a Utilisation means the date on which such Utilisation is made (being in relation to any Utilisation of the Receivables Finance Facility, both the Purchase Date and the date on which any payment of Purchase Price is made to the Company pursuant to a Cash Request).

           "VAT" means Value Added Tax imposed in the United Kingdom and any equivalent tax applicable in any European jurisdiction.

1.2        CONSTRUCTION

           (a) In this Agreement, unless the contrary intention appears, a reference to:

                  (i) an "AFFILIATE" of any person includes any Subsidiary, group member, shareholder, director or employee of such person;

                  (ii) "ASSETS" includes properties, revenues and rights of every description, both present and future;

                  (iii) an "AUTHORISATION" or a "CONSENT" includes an approval, authorisation, consent, exemption, filing, licence, registration and resolution, in each case given or made in writing;

                  (iv) financial statements or accounts includes the notes to such statements or accounts;

                  (v)      a "MONTH" means a calendar month starting on any day;

                  (vi) a "REGULATION" includes any directive, guideline, regulation, request or rule (whether or not having the force of law) of any governmental agency, body, department or other regulatory or self-regulatory authority;

                  (vii) an enactment (be it express or implied) includes references to any amendment, re-enactment, and/or legislation subordinate to that enactment and/or any permission of whatever kind given under that enactment;

                  (viii) a Finance Document or other document is a reference to that Finance Document or other document as amended, novated, supplemented or replaced (in whole or in part);

                  (ix) a "PERSON" includes any individual, company, corporation, partnership, firm, joint venture, association, organisation, trust, state or state agency (in each case whether or not having separate legal personality);

                  (x) any party or person includes any person deriving title from it and any successor, transferee and assignee;

                  (xi)     a time of day is a reference to London time; and

                  (xii) Clauses and Schedules are to the clauses of and schedules to this Agreement.

           (b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice relating to any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

           (c) The headings in this Agreement do not affect its interpretation.

           (d) Save where the context requires otherwise, words in the singular shall import the plural and vice-versa.

2.         CONDITIONS PRECEDENT

2.1        DOCUMENTARY CONDITIONS

           The obligations of Burdale to the Company under this Agreement are subject to the condition precedent that Burdale shall have received all of the documents and evidence specified in Schedule 1 in a form and substance satisfactory to it.

2.2        FURTHER CONDITIONS

           The obligations of Burdale in respect of any Utilisation are subject to the further conditions precedent that both on the date of the relevant Request and the proposed Utilisation Date:

           (a) the representations and warranties set out in Clauses 8 and 13 to be repeated on such dates are true and correct in all material respects; and

           (b) no Default has occurred and remains outstanding or would result from the making of such Utilisation.

3.         THE FACILITY

3.1        AVAILABLE FACILITY

           Subject to the terms of this Agreement and in reliance on the representations and warranties set out in Clauses 8 and 13, Burdale agrees to make available to the Company a Receivables Finance Facility pursuant to which Burdale will from time to time during the Availability Period (i) purchase Receivables from the Company and
           (ii) issue, or procure the issue of, L/Cs for the account of the Company (the "RECEIVABLES FINANCE FACILITY").

3.2        PURPOSE

           The Company will use the Facility only for its general operating, working capital and other proper corporate purposes and always in a manner which is not inconsistent with the Finance Documents. Without affecting the obligations of the Company in any way, Burdale is not obliged to monitor or verify the application of the Facility.

4.         RESTRICTIONS ON UTILISATIONS

4.1        LETTERS OF CREDIT

           No Request may be delivered for an L/C to be issued pursuant to the Receivables Finance Facility unless and until the form of L/C has been approved by Burdale, the relevant issuer and the proposed beneficiary of such L/C.

4.2        OVERALL LIMIT

           The aggregate amount of:

           (a)    Outstanding Purchase Price; and

           (b)    all L/C Exposures.

         shall not at any time exceed the Facility Limit.

4.3        SPECIFIC LIMITS

           (a) UNBILLED LIMIT: The Outstanding Purchase Price in relation to Eligible Unbilled Receivables shall not at any time exceed L1,500,000.

           (b) L/C UTILISATIONS: The aggregate amount of all L/C Exposures shall not at any time exceed the L/C Limit.

           (c) AVAILABILITY: Subject to paragraph (d) below, the aggregate amount of:

                  (i)      Outstanding Purchase Price; and

                  (ii)     all L/C Exposures,

                  shall not at any time exceed the sum of:

                           (1) 85% of the face value of the Eligible Receivables and 65% of Eligible Unbilled Receivables less maximum discounts, credits and allowances of any nature which may be taken by or granted to any Account Debtor or any other person in connection with the Eligible Receivables or Eligible Unbilled Receivables as the case may be; LESS

                           (2)      the amount of Availability Reserves
                                    established by Burdale,

                  at such time.

           (d) In the event that Section 2.1(b)(i)(C) of the Loan Agreement restricts the aggregate amount of the Loans, Letter of Credit Accommodations and other Obligations (each as defined in the Loan Agreement) outstanding at any time under the Loan Agreement then the aggregate amount of:

                  (i)      Outstanding Purchase Price; and

                  (ii)     all L/C Exposures,

                  shall be restricted to such amount which Burdale deems necessary to ensure compliance with Section 2.1(b)(i)(C) of the Loan Agreement.

4.4        PROHIBITION

           No Utilisation may be made by the Company which would cause the provisions of this Clause 4 to be breached.

4.5        BURDALE'S RIGHTS NOT AFFECTED

           In the event that the aggregate amount of Outstanding Purchase Price and L/C Exposures exceeds the amounts available under the relevant Availability Limit(s) or the Facility Limit, as applicable, such event shall not limit, waive or otherwise affect any rights or Burdale in that circumstance or on any future occasions.

4.6        COMPANY'S LOAN ACCOUNT(S)

           Burdale will maintain one or more loan accounts, receivable accounts and foreign exchange accounts on its books in which will be recorded
           (a) all Utilisations of the Receivables Finance Facility and other liabilities of the Company pursuant to the Finance Documents and details of the Collateral, (b) all payments made by or on behalf of the Company and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in such account(s) shall be made in accordance with Burdale's customary practices as in effect from time to time.

4.7        STATEMENTS

           Burdale will render to the Company each month a statement setting forth the balance in the Company's loan account, receivables accounts and foreign exchange accounts maintained by Burdale for the Company pursuant to the provisions of this Agreement, including principal, commission, interest, fees, costs and expenses. Each such statement may be subject to subsequent adjustment by Burdale but shall, in the absence of manifest error or omission, be considered correct and deemed accepted by the Company and will be conclusively binding upon the Company as an account stated except to the extent that Burdale receives a written notice from the Company of any specific exception of the Company within 30 days after the date such statement has been mailed by Burdale. Until such times as Burdale has rendered to the Company a written statement as provided above, the balance in the Company's loan accounts, invoice discount accounts and foreign exchange accounts will be prima facie evidence of the amounts due and owing to Burdale by the Company.

5.         UTILISATION OF FACILITY

5.1        AVAILABILITY OF RECEIVABLES FINANCE FACILITY

           (a) Subject to the terms of this Agreement, the Company shall offer to sell its Receivables to Burdale by delivering to Burdale from time to time duly completed Purchase Requests (together with all deeds and documents referred to in such Purchase Request), delivery of which shall oblige the Company to sell the Receivables stated in such Purchase Request upon the terms and subject to the conditions of this Agreement.

           (b) A Purchase Request will not be regarded as having been duly completed unless it is in substantially the form set out in
                  Schedule 2 Part I.

           (c) As soon as reasonably practicable following delivery of a Purchase Request, Burdale shall determine the Purchase Price for the Receivables specified in such Purchase Request and will, upon being requested by the Company, advise the Company of such determination.

5.2        UTILISATION OF RECEIVABLES FINANCE FACILITY

           (a) Subject to the terms of this Agreement, the Company may from time to time request that Burdale pay sums to the Company of up to the amount of any unpaid Purchase Price by delivering a duly completed Cash Request to Burdale not later than 11.00 a.m. on the proposed Utilisation Date for such payment.

           (b) A Cash Request will not be regarded as having been duly completed unless it is in substantially the form set out in
                  Schedule 2 Part II and, in particular, specifies:

                  (i) the proposed Utilisation Date, being a Business Day falling during the Availability Period;

                  (ii) the amount of the sum to be paid by Burdale which must be less than or equal to the aggregate of unpaid Purchase Price; and

                  (iii) if not already notified to Burdale, the details of the Other Account into which the payment is to be made on the Utilisation Date.

           (c) Payments made by Burdale pursuant to a Cash Request shall be deemed to be payments of any unpaid Purchase Price to the full extent of such unpaid Purchase Price.

           (d) Burdale's obligation to pay the Purchase Price of any Receivable (or any unpaid portion of it as the case may be) shall be terminated on the earlier of the Actual Day of Payment and the Maturity Date of such Receivable.

5.3        L/C UTILISATIONS

           (a) Subject to the terms of this Agreement, the Company may request the issue of an L/C by delivering a duly completed L/C Request to Burdale not later than 11.00 a.m. at least one Business Day before the proposed Utilisation Date for that L/C.

           (b) An L/C Request will not be regarded as having been duly completed unless it is substantially in the form attached in
                  Schedule 2 Part III and, in particular, specifies:

                  (i) the proposed Utilisation Date, being a Business Day falling during the Availability Period;

                  (ii) the amount of the L/C required, the L/C Exposure of which must be equal to or less than the undrawn/unutilised amount of the Receivables Finance Facility and within the relevant Availability Limits as at the proposed Utilisation Date;

                  (iii) if not already notified to Burdale, the details of the beneficiary, payee or addressee of such L/C.

5.4        GENERAL PROVISIONS REGARDING L/Cs

           (a) Nothing in this Agreement shall be deemed or construed to grant the Company any right or authority to pledge the credit of Burdale in any manner. Burdale shall have no liability of any kind with respect to any L/C provided by an issuer other than Burdale unless Burdale has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such L/C. The Company shall be bound by an interpretation made in good faith by Burdale, or any other issuer or correspondent under or in connection with any L/C or any documents, drafts or acceptances in relation to any L/C, notwithstanding that such interpretation may be inconsistent with any instructions of the Company. Burdale shall have the sole and exclusive right and authority to, and the Company shall not:

                  (i) at any time an Event of Default exists or has occurred and is continuing:

                           (1)      approve or resolve any questions of
                                    non-compliance of documents;

                           (2) give any instructions as to acceptance or rejection of any documents or goods; or

                           (3) execute any and all applications for steamship or airway guarantees, indemnities or delivery orders and at all times;

                  (ii)     at any time:

                           (1) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and

                           (2)      agree to any amendments, renewals,
                                    extensions, modifications, changes or
                                    cancellations of any of the terms or
                                    conditions of any of the applications, L/Cs, or documents, drafts or acceptances in relation to any L/C or any letters of credit included in the Collateral. Burdale may take such actions either in its own name or in the Company's name.

                  (b) Any rights, remedies, duties or obligations granted or undertaken by the Company to any issuer or correspondent in any application for any L/C, or any other agreement in favour of any issuer or correspondence relating to any L/C, shall be deemed to have been granted or undertaken by the Company to Burdale. Any duties or obligations undertaken by Burdale to any issuer or correspondence in any application for any L/C, or any other agreement by Burdale in favour of any issuer or correspondence relating to any L/C, shall be deemed to have been undertaken by the Company to Burdale and to apply in all respects to the Company.

                  (c) None of Burdale, any L/C issuer (or any of their respective correspondents) or any advising, negotiating or paying bank with respect to any L/C shall be responsible in any way for:

                           (i) the performance by any beneficiary under any L/C of that beneficiary's obligations to the Company; or

                           (ii)     the form, sufficiency, correctness,
                                    genuineness, authority of any person signing or the legal effect of any documents called for under any L/C if such documents appear on their face to be in order.

5.5        DEEMED PAYMENT

           All payments made by Burdale in accordance with the terms of any L/C or any guarantee or indemnity given by Burdale to the issuer of any L/C (as the case may be) shall be deemed to be a payment of Purchase Price to the Company in an amount equal to such payment, drawn down on the date of such payment and subject to the provisions of this Agreement with respect to Outstanding Purchase Price (including, without limitation, as to commission and repayment).

6.         REPAYMENT AND PREPAYMENT

6.1        RECEIVABLES FINANCE FACILITY

           (a) If in relation to a Purchased Receivable Burdale determines on the Maturity Date in respect of such Purchased Receivable that it has not received payment in accordance with Clause 9.1 of the full amount of such Purchased Receivable, the Company shall, on demand by Burdale pay to Burdale an amount equal to the Outstanding Purchase Price of such Purchased Receivable for which payment has not been received PROVIDED THAT this provision shall not restrict (nor oblige) Burdale in any way in or from pursuing and obtaining payment in respect of such Purchased Receivable from the Account Debtors or otherwise (which payment shall be made into the Blocked Accounts) and the Company undertakes that it will do all such reasonable acts or things necessary or desirable to help Burdale in pursuing and obtaining such payment.

           (b) Burdale shall be entitled to deduct from payments made by Account Debtors and/or the Company into the Blocked Accounts in respect of Purchased Receivables the then Outstanding Purchase Price in respect of such Purchased Receivables and the balance remaining after such deduction shall be applied in accordance with Clause 6.2.

6.2        OTHER UTILISATIONS

           Subject as provided below all amounts standing to the credit of the Blocked Accounts from time to time following the deductions referred to in Clause 6.1(b) shall be applied as follows:

           (a) FIRST in payment of any fees, costs and expenses due from the Company to Burdale under the Finance Documents;

           (b) SECOND in payment of all Purchase Commission (or in making provision for Purchase Commission which will fall due for payment on the last Business Day of the current calendar month);

           (c) THIRD in or towards satisfaction of any other payment obligation of the Company under the Finance Documents; and

           (d) FOURTH to the Company by way of payment into such Other Account as the Company may specify to Burdale in writing from time to time.

           Notwithstanding the above, at all times following the occurrence of an Event of Default and whilst the same is continuing, amounts standing to the credit of the Blocked Accounts shall be applied to such of the liabilities of the Company under the Finance Documents and in such order as Burdale may in its absolute discretion determine.

6.3        REUTILISATION

           Subject to the terms of this Agreement, all amounts of Outstanding Purchase Price recovered and paid to Burdale, may, subject to the terms of this Agreement, be reutilised as Utilisations of the Receivables Finance Facility.

6.4        PREPAYMENT

           If at any time the outstanding Utilisations or any part of them cause any Availability Limit to be exceeded then the Company will immediately pay into the Payment Account, as cash collateral in respect of Outstanding Purchase Price and/or any contingent obligation of Burdale in relation to any L/C or other Utilisation, to the extent required to ensure compliance with that Availability Limit and, until such time as that Availability Limit is no longer breached, no further Utilisations may be requested (including, for the avoidance of doubt, pursuant to a Cash Request) or will, at Burdale's option, be made or issued.

6.5        REDUCTION OF FACILITY LIMIT

           At the request of the Company by giving not less than ten Business Day's prior written notice to Burdale, the Facility Limit may from time to time be reduced provided that on or before the effective date for such reduction the Company shall pay to Burdale:

           (a) such amount as may be necessary as cash collateral for Outstanding Purchase Price and/or Burdale's contingent obligations under any issued L/C to ensure that the Company remains in compliance with the Availability Limits; and

           (b) a fee calculated by applying to the amount of the reduction the applicable percentage set out in column (2) below:


                                       (1)                                             (2)
                                DATE OF REDUCTION                             APPLICABLE PERCENTAGE
                  On or before the first  anniversary of today's                       2%
                  date

                  After the first  but on or before  the  second                       1%
                  anniversary of today's date

                  After the  second  but on or before  the third                      0.5%
                  anniversary of today's date

           Any exercise by Burdale of its rights under Clause 15.2(b) and/or
           15.3 and/or the operation of Clause 12.1 shall be deemed for the purposes of paragraph (b) above to be a reduction in the Facility Limit in an amount equal to the amount of the Facility so cancelled.

6.6        FINAL REPAYMENT

           The Company will, on the Final Repayment Date, pay to Burdale in full all outstanding and unpaid liabilities under the Finance Documents (whether by way of principal, interest, commission, fees, costs, expenses or otherwise) and shall pay to Burdale such amount as is necessary to provide full cash collateral for Outstanding Purchase Price and any contingent obligations which Burdale may have in respect of any L/C or other outstanding Utilisation. Such payment shall be denominated in Sterling and will be made by wire or other automatic transfer to the Payment Account. If the amounts so paid are received in the Payment Account later than 1.00 p.m. on the Final Repayment Date then the Company will pay interest on such amounts to Burdale at the Default Rate until payment has been made in full.

7.         INTEREST AND COMMISSION

7.1        DEFAULT INTEREST

           (a) Upon the occurrence of an Event of Default and whilst the same is continuing unremedied or unwaived for 5 Business Days after notification by Burdale to the Company, all amounts outstanding under this Agreement shall bear interest (both before and after judgment) at the Default Rate.

           (b) Interest at the Default Rate will be compounded at the end of each period designated by Burdale and will be determined by Burdale on the first Business Day of each such period.

7.2        PURCHASE COMMISSION

           The Company shall pay to Burdale commission in respect of each Purchased Receivable at a rate equivalent to the Purchase Rate applied to the Outstanding Purchase Price for such Receivable from the date on which Burdale paid such Purchase Price to the Company down to the Actual Date of Payment (the "PURCHASE COMMISSION"). Burdale shall calculate the Purchase Commission on a daily basis and it shall be paid by the Company monthly in arrears on the first Business Day of each month.

8.         RECEIVABLES, STOCK AND EQUIPMENT

8.1        REPORTING REGARDING RECEIVABLES

           The Company will provide Burdale with the following documents with all amounts expressed in Sterling and otherwise in a form satisfactory to Burdale:

           (a) on a daily basis with a schedule of Receivables, collections received and credits issued and on a monthly basis with a stock report substantially in the form set out in Schedule 3 Part II together with such further information regarding Receivables as Burdale may reasonably request;

           (b) as soon as practicable and in any event within 15 days of the end of each month or more frequently as Burdale may reasonably request:

                  (i) ageings of creditors and Receivables with details of all dated invoices; and

                  (ii) an analysis of preferential creditors in substantially the form set out in Schedule 3 Part III;

                  all in a format to be agreed with Burdale (acting reasonably).

           (c)    promptly from time to time as Burdale may reasonably request:

                  (i) copies of shipping and delivery documents relating to stock and Equipment;

                  (ii) copies of the ageings of all Receivables paid to the Company, on a monthly basis by invoice date;

                  (iii) full details of all Account Debtors (including their addresses) together with copies of customer statements and credit notes, remittance advices, collection schedules and reports and copies of deposit slips and all monthly bank statements of the Company and its Subsidiaries or statements for such other period as Burdale may require;

                  (iv) such other reports regarding the Collateral as Burdale may reasonably request from time to time;

           (d) on a daily basis, details of any Receivables which have become or are purported to be, by the relevant Account Debtor or otherwise, subject to any prohibitions or restriction on charge or assignment; and

           (e) immediately upon becoming aware of the same, details of any creditor of the Company whose ordinary terms of business include title retention provisions which are not already specified in Schedule 3 Part I.

8.2        REPORTING REGARDING ACCOUNT DEBTORS

           (A)    NOTIFICATION: The Company will notify Burdale promptly of:

                  (i) any material delay in the Company's performance of any of its obligations to any Account Debtor or the assertion of any claims, offsets, defences or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise of any such matter;

                  (ii) all material adverse information known to the Company relating to the financial condition of any Account Debtor; and

                  (iii) any event or circumstance which, to the Company's knowledge, would cause Burdale to consider any then existing Receivables as no longer constituting Eligible Receivables or Eligible Unbilled Receivables as the case may be.

           (B) DISPUTES AND SETTLEMENTS WITH ACCOUNT DEBTORS: No credit, discount, allowance or extension or agreement for any of the foregoing will be granted to any Account Debtor without Burdale's consent, except in the ordinary course of the Company's business in accordance with proper practices and policies operated by the Company prior to the date of this Agreement. At any time while an Event of Default is outstanding, Burdale will, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor and to grant any credits, discounts or allowances in relation to such matters.

8.3        REPRESENTATIONS AND UNDERTAKINGS AS TO RECEIVABLES

           With respect to each Receivable, the Company represents and warrants to Burdale that and undertakes to ensure that at all times:

           (a) the amounts shown on any invoice delivered to Burdale and in any Receivables Information delivered to Burdale are true and complete;

           (b) no payments have been or will be made on such Receivable except payments collected by the Company and immediately transmitted or delivered to Burdale or elsewhere pursuant to the terms of this Agreement;

           (c) no credit, discount, allowance or extension or agreement for any of the foregoing will be granted to any Account Debtor except as reported to and agreed by Burdale except for credits, discounts, allowances or extensions made or given in the ordinary course of the Company's business in accordance with its proper practices and policies operated prior to today's date as disclosed to Burdale in writing;

           (d) to the best of the Company's knowledge, there are no set-offs, deductions, defences, counterclaims or disputes existing or asserted with respect to such Receivable except as reported to and agreed by Burdale;

           (e) none of the transactions giving rise to any Receivable breach any applicable law or regulation and all documentation relating to such Receivable is legally enforceable in accordance with its terms;

           (f) each Receivable is genuine, is and will be in all respects what it purports to be, and is not the subject of a court judgment;

           (g) each Receivable represents undisputed, bona fide transaction(s) completed in accordance with the terms and provisions contained in any documents delivered to Burdale with respect to such Receivable;

           (h) the amounts shown on the relevant Receivables Information, the Company's books and records and all invoices and statements which may be delivered to Burdale with respect thereto are actually and absolutely owing to the Company and are not in any way contingent;

           (i) to the best of the Company's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability of any such Receivable or tend to reduce the amount payable in respect of such Receivable as shown on the relevant Receivables Information, the Company's books and records and all invoices and statements delivered to Burdale with respect to such Receivable;

           (j) to the best of the Company's knowledge, all Account Debtors have the capacity to contract and are solvent;

           (k) the services furnished and/or goods sold giving rise to each Receivable are not subject to any Encumbrance (except for an Encumbrance which is permitted by Clause 14(g)); and

           (l) to the best of the Company's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor which might reasonably be expected to result in a material adverse change in such Account Debtor's financial condition.

8.4        VERIFICATION

           Burdale will have the right from time to time, in the name of any nominee, to verify the validity, amount or any other matter relating to any Receivable or other Collateral, by mail, telephone, facsimile or otherwise.

8.5        RIGHTS AFTER AN EVENT OF DEFAULT

           (A) DEALING WITH COLLATERAL AND RECEIVABLES: Burdale may, at any time that a Default has occurred and is continuing and without prejudice to any of its rights under Clause 15.2 or otherwise under this Agreement or any other Finance Document:

                  (i) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release any Account Debtor or any other party or parties in any way liable for payment of any Receivable without affecting any of the Receivables, demand or enforce payment of any Receivables, but without any duty to do so, and Burdale will not be liable for its failure to enforce the payment of any Receivable nor for the negligence of its agents or attorneys with respect to any Receivable; and

                  (ii) take whatever other action Burdale may deem necessary for the protection of its interests in the Collateral.

           (B) NOTICE TO DEBTORS: At any time that a Default is outstanding, Burdale or its nominees may, at Burdale's discretion do any of the following:

                  (i) having given prior notification to the Company, notify any or all Account Debtors that the Receivables have been assigned to Burdale and that payments in respect of Receivables are to be redirected to such account as is specified by Burdale;

                  (ii) request the Company to give the notification referred to in Clause 8.5(b)(i) above and/or to ensure that all invoices and statements in respect of Receivables issued to the Account Debtors state the information referred to in Clause 8.5(b)(i); and

                  (iii) direct any or all relevant Account Debtors to make all payments in respect of Receivables direct to Burdale at such account as Burdale may specify.

8.6        BURDALE'S RIGHT TO CURE

           Burdale may, at its option:

           (a) after giving five days notice to the Company, cure any default by the Company under any agreement with an Account Debtor in respect of a Receivable (other than bona fide disputes in the ordinary course of the Company's business where no Event of Default has occurred and is continuing) or under any other agreement with a third party as may be required by Burdale in good faith to facilitate the collection of the Receivables or to enable Burdale to have access to any of the Collateral or any Equipment;

           (b) after giving five days notice to the Company, pay or make a bond in respect of or appeal any judgment entered into against the Company which, upon execution, attachment or the exercise of any similar remedy in respect of such judgment, would result in an Encumbrance being imposed on the Collateral or would impair Burdale's ability to obtain possession of, realise or collect any of the Collateral;

           (c) discharge taxes, Encumbrances or other encumbrances at any time levied on or existing with respect to the Collateral; and

           (d) pay any amount, incur any expense or perform any act including without limitation the payment to any creditors in respect of plant and/or machinery, which, in Burdale's judgment, is necessary or appropriate to reserve, protect, insure or maintain the Collateral and the rights of Burdale with respect to it.

           Burdale may charge any monies so expended or costs so incurred by it to the Company's account, such amounts to be repayable by the Company on demand. Burdale will be under no obligation to effect any such cure or payment or incur any such cost and will not, by doing so, be deemed to have assumed any obligation or liability of the Company. Any payment made or other action taken by Burdale under this Clause will be without prejudice to any right it may have to assert an Event of Default under this Agreement and to proceed accordingly.

8.7        ACCESS TO PROPERTY

           From time to time as requested by Burdale on one Business Day's notice (for the purpose of carrying out an audit in accordance with Clause 14(j) and in the case of emergency as determined by Burdale) (but subject to Clause 16.1(g) regarding daily charge rates), at the cost and expense of the Company:

           (a) Burdale or its nominees will have complete access to all of the Company's Property during normal business hours and having given prior notice to the Company, or at any time and without notice to the Company if an Event of Default is outstanding, for the purposes of inspecting, verifying and auditing the Collateral and all of the Company's books and records;

           (b) the Company will promptly furnish to Burdale or its nominees such copies of or extracts from such books and records as may be reasonably requested from the Company; and

           (c) Burdale or its nominees may have access to, during normal business hours, and use, such of the Company's personnel, equipment, supplies and Property as may be reasonably necessary for the purpose of inspecting, verifying and auditing the Collateral and all of the Company's books and records and if an Event of Default has occurred and is continuing for the collection of the Receivables and the realisation of the other Collateral.

8.8        BURDALE'S DISCLAIMER

           Burdale will not be responsible for the safekeeping of, any loss or damage to, any diminution in value of or any act or default of any carrier, warehouseman, bailee or other person in relation to the stock, finished goods, Equipment or Receivables.

9.         COLLECTION OF RECEIVABLES

9.1        FLOW OF FUNDS

           Subject to Clause 9.2, the Company undertakes that during the period commencing on the date of this Agreement and ending when all its liabilities under the Finance Documents have been discharged in full and Burdale is under no further obligation under any of the Finance
           Documents:

           (a) the Company will collect as agent and trustee for Burdale all Receivables and immediately pay (or procure that payment is made) all amounts due:

                  (i) in respect of each Sterling Receivable, into the Blocked Accounts; and

                  (ii)     in respect of each other Receivable, into an Other
                           Account,

                  provided however that until payment into the relevant Charged Account it will hold all money so received upon trust for Burdale and will not commingle in any Charged Account any monies which are not Receivables or which are not payable to Burdale;

           (b) without prejudice to the Company's obligations under Clause14(l) and Clause15.1(b), in the event that any Account Debtor makes a payment in respect of Receivables into another Charged Account not in accordance with paragraph (a) above, the Company will ensure that the amounts representing such payment are promptly transferred into the relevant Charged Account and will immediately direct the relevant Account Debtor to make all future payments into such relevant Charged Account;

           (c)    all the transfers and collections referred to in paragraphs
                  (a) and (b) above shall be carried out daily prior to the occurrence of any Default and thereafter at such intervals as Burdale may, at its discretion, specify to the Company; and

           (d) in the event that during any three month period the average of amounts due in respect of Other Receivables (converted into Sterling at the Exchange Rate if necessary) is equal or greater than 10% of all amounts due in respect of Receivables (converted into Sterling at the Exchange Rate if necessary) during such period, the Company will promptly at Burdale's request:

                  (i) provide Burdale with security over further bank accounts (in relation to receipts in the relevant currency) in London (the "NEW ACCOUNTS") on substantially the same terms as the security provided by the Company over the Blocked Accounts in the Debenture; and

                  (ii) immediately direct all relevant Account Debtors to pay all amounts due in respect of the Other Receivables into the relevant New Account.

9.2        FAILURE OF DEBENTURE

           In the event that the Debenture in respect of any Account Bank is not, at any time, effective or is not in full force and effect, the Company will (unless otherwise directed by Burdale and without prejudice to Burdale's rights and remedies under the Finance Documents), for so long as the Debenture is ineffective or not in full force and effect and ending on the date when all the liabilities of the Company under the Finance Documents have been repaid or discharged in full and Burdale is under no further obligation under any of the Finance Documents, collect as agent and trustee for Burdale all Receivables which would otherwise have been payable into the Blocked Accounts and immediately pay (or procure the payment of) all amounts due in respect of those Receivables into the Payment Account.

9.3        REIMBURSEMENT

           The Company agrees to reimburse Burdale on demand for any liability of Burdale to any Account Bank or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Burdale's payments to or indemnification of that bank or person, and this obligation to reimburse shall survive the termination or non-renewal of this Agreement.

9.4        EXCESS AMOUNTS

           Any amounts received by Burdale from or for the account of the Company in excess of the amounts then due and payable by the Company will be dealt with in accordance with the terms of Clause 6 and the Debenture.

9.5        TIME OF APPLICATION

           For the purposes of calculating any Purchase Commission, payments or other funds received by Burdale will be applied (conditional upon final collection) in satisfaction or reduction of the Company's liabilities under the Finance Documents one (1) Business Day following the date of receipt of funds by Burdale in the Payment Account. For the purposes of calculating the Facility Limit such payments will be applied (conditional upon final collection) in satisfaction or reduction of the Company's liabilities under the Finance Documents on the Business Day of receipt by Burdale in the Payment Account, provided that such payments are received within sufficient time (in accordance with Burdale's usual and customary practices as in effect from time to time) to credit the Company's loan and receivable and foreign exchange account on such day, and if not, then on the next Business Day.

10.        PAYMENTS AND TAXES

10.1       PAYMENTS

           (a) Subject to Clause 9, all payments to be made by the Company to Burdale under the Finance Documents will be made on or before their due date in Sterling in cleared funds for value not later than 11.00 a.m. on the day in question to the Payment Account.

           (b) If any payment under the Finance Documents would otherwise be due on a day which is not a Business Day, it will be due on the next succeeding Business Day or, if that Business Day falls in the following month, on the preceding Business Day.

           (c) If after receipt by Burdale of any payment of, or proceeds of Collateral applied to the payment of, any of the Company's payment liabilities, Burdale is required to surrender or return such payment or proceeds to any person for any reason, then the payment liabilities intended to be satisfied by such payment or proceeds shall be treated as not having been received by Burdale. The Company shall be liable to pay to Burdale the amount of any payments or proceeds so surrendered or returned. This Clause 10.1(c) shall remain effective notwithstanding any action which may be taken by Burdale in reliance upon such payment or proceeds and will survive the termination or non-renewal of this Agreement.

10.2       TAXES

           (a) Subject to Clause 10.2(c), all Taxes (other than Tax on the overall net income of Burdale) due in respect of this Agreement or any amounts paid or payable under the Finance Documents will be paid by the Company when due and in any event prior to the date on which penalties attach to such Taxes, and the Company will indemnify Burdale for any cost, loss or liability incurred by Burdale in respect of all such Taxes.

           (b) Subject to Clause 10.2(c), all payments by the Company of any nature under the Finance Documents will be made without regard to any equities between the Company and Burdale and in full and free and clear of, and without any deduction or withholding (whether in respect of set-off, restriction, counterclaim, Taxes or otherwise whatsoever) unless the deduction or withholding is required by law, in which event the Company will:

                  (i) ensure that the deduction or withholding does not exceed the minimum amount legally required;

                  (ii) pay to Burdale (or procure the payment to Burdale of) an additional amount being the amount required to procure that the aggregate net amount received by Burdale will equal the full amount which would have been received by it had no deduction or withholding been made (including, for the avoidance of doubt, any withholding or deduction on any additional amount paid);

                  (iii) pay to the relevant taxation or other authorities within the period for payment permitted by the applicable law such amount as is required to be paid in consequence of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any additional amount paid pursuant to paragraph (ii) above) and supply Burdale with written evidence that it has made the appropriate payment; and

                  (iv) indemnify Burdale against any costs, loss or liability incurred by it by reason of any failure of the Company to make any deduction or withholding or by reason of any increased payment not being made on the due date for payment.

           (c) If the Company has made an additional payment under Clause 10.2(b) in respect of any Tax and such Tax was not properly or legally been charged or levied then Burdale will, upon the Company's request and at the Company's expense, provide such documents to the Company as it may reasonably request to enable it to contest the imposition of such Tax provided always that the provision of such documents and the contesting of the relevant Tax liability shall have no reasonable likelihood of resulting in any liability for Burdale.

           (d) If the Company has made an additional payment under Clause 10.2(b) in respect of any Tax and Burdale subsequently receives a credit, relief or allowance in respect of that payment then Burdale will, once a year during the term of this Agreement or immediately after the term of this Agreement (if applicable), apply the total amount of such credits, reliefs or allowances to the reduction of the Company's liabilities under the Finance Document in such manner as it thinks fit (provided that (A) such payment to the Company does not result in any additional liability for Burdale, (B) the Company has made all the additional payments due from it under Clause 10.2(b) and (C) the Company has supplied evidence of such payments to Burdale) and thereafter account to the Company for any balance. Burdale will use reasonable endeavours to obtain a tax credit as referred to above provided that it will not be required to seek any such credit if that will result in additional costs or legal or regulatory burdens on it which are deemed by Burdale, in good faith, to be material. Burdale shall have an absolute discretion as to whether to claim any tax credit and if it does claim, the extent, order and manner in which it does so. Burdale shall not be obliged to disclose any information regarding its tax affairs or computations to any other party.

11.        INCREASED COSTS

11.1       INCREASED COSTS

           If the result of any change in or introduction of or change in the interpretation or application of any law, regulation, treaty or official directive or official request (whether or not having the force of law but, if not, being of a type with which Burdale is accustomed to comply) or compliance by Burdale with the same including, without limitation, those relating to Taxation (but not Tax on overall net income of Burdale), or any other form of banking or monetary controls is to:

           (a) increase the cost to Burdale of entering into this Agreement or making or maintaining the Facility or maintaining any of its commitments under the Finance Documents;

           (b) increase the cost to Burdale of funding or having outstanding any other amount paid out by it under the Finance Documents;

           (c) reduce any amount payable to Burdale under the Finance Documents or the effective return on its capital; or

           (d) result in Burdale making any payment or foregoing any interest or other return on or calculated by reference to any amount received or receivable by it from the Company under the Finance Documents, then and in each such case:

                  (i) Burdale will notify the Company in writing and provide to the Company reasonable details of such event promptly upon its becoming aware of the same; and

                  (ii) upon demand from time to time by Burdale, the Company will pay to Burdale such amount as is necessary to compensate Burdale for such increased cost (or the proportion of such increased cost as is, in the reasonable opinion of Burdale, attributable to its entering into this Agreement or making or maintaining the Facility or maintaining any commitment under the Finance Documents), reduction, payment or foregone interest or other return.

11.2       CERTIFICATE CONCLUSIVE

           The certificate of Burdale specifying the amount of compensation payable under Clause 11.1 will, in the absence of manifest error, be conclusive. Burdale will provide calculations in reasonable detail showing the calculation of any such amount, provided that Burdale will not be obliged to reveal any information which is confidential to Burdale.

12.        ILLEGALITY AND MONETARY UNION

12.1       ILLEGALITY

           In the event that any change in or introduction of or change in the interpretation or application of any law, regulation, treaty, or official directive or official request (whether or not having the force of law but, if not, being of a type with which Burdale is accustomed to comply) makes it unlawful (or contrary to such directive or request) in any jurisdiction applicable to Burdale for Burdale to make available or maintain the Facility or to give effect to its obligations under the Finance Documents, Burdale may give seven Business Days written notice to that effect to the Company whereupon the Facility will be cancelled and all the provisions of this Agreement will apply as if the cancellations or terminations had been a reduction of the Facility Limit to zero pursuant to Clause 6.5.

12.2       EFFECT OF MONETARY UNION

           If the country of any national currency in which any amount is expressed to be payable under this Agreement participates in Economic and Monetary Union in accordance with article 109J of the treaty on European Union, then:

           (a) any amount expressed to be payable under this Agreement in that national currency shall be made in that national currency or in euro as Burdale may, by not less than three Business Days' notice to the Company to that effect, require;

           (b) any amount so required to be paid in euro shall be converted from that national currency at the rate stipulated pursuant to
                  Article 109L(4) of the Treaty on European Union and payment of the amount in euro derived from such conversion shall discharge the obligation of the relevant party to pay such national currency amount in accordance with, and subject to, the Regulation(s) made pursuant to Article 109L(4);

           (c) after consultation with the Company, Burdale shall be entitled to make such amendments to this Agreement as it may reasonably determine to be necessary to take account of monetary union and any consequent changes in market practices (whether as to the settlement or rounding of obligations, the calculation of interest or otherwise howsoever).

           Any amendment so made to this Agreement by Burdale shall be promptly notified to the Company and shall be binding on the Company.

13.        GENERAL REPRESENTATIONS AND WARRANTIES

13.1       ACKNOWLEDGEMENT AND WARRANTIES

           The Company represents and warrants to Burdale that:

           (a) CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES: Each Corporate Obligor and each Related Company is a corporation duly organised and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Finance Documents and the transactions contemplated hereunder and thereunder are all within each Corporate Obligor's and each Related Company's corporate powers, have been duly authorised and are not in contravention of law or the terms of such person's constituent or other organisational documentation or any indenture, agreement or undertaking to which such person is a party or by which such person or its property are bound. This Agreement and the other Finance Documents constitute legal, valid and binding obligations of each Corporate Obligor and each Related Company (as the case may be) enforceable in accordance with their respective terms. The Company has no Subsidiaries except the other Corporate Obligors.

           (b) FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE: All financial statements relating to any Corporate Obligor which have been or may hereafter be delivered by such Corporate Obligor to Burdale have been or will have been prepared in accordance with GAAP and fairly present the financial condition and the results of operations of such Corporate Obligor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by any Corporate Obligor or on behalf of any Corporate Obligor to Burdale prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of such Corporate Obligor, since the date of the most recent audited financial statements furnished by such Corporate Obligor or on behalf of such Corporate Obligor to Burdale prior to the date of this Agreement.

           (c) PRIORITY OF SECURITY; TITLE TO PROPERTIES: The Encumbrances and security interests granted to Burdale under the Finance Documents constitute valid and perfected first priority mortgages and charges and security interests in and upon the Collateral subject only to the permitted pursuant to Clause 14(g). Each Corporate Obligor and each Related Company has good and marketable title to all of its properties and assets subject to no mortgages, pledges, security interests, encumbrances or charges of any kind, except (i) those granted to Burdale (ii) Encumbrances granted by GL Bermuda in favour of the Company and (iii) such others as are specifically permitted under Clause 14(g).

           (d) TAX RETURNS: The Company has filed, or caused to be filed, in a timely manner all Tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Burdale). All information in such Tax returns, reports and declarations is complete and accurate in all material respects. The Company has paid or caused to be paid all Taxes due and payable or claimed due and payable in any assessment received by it, except Taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Company and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid domestic, foreign and other Taxes whether or not yet due and payable and whether or not disputed.

           (e) LITIGATION: Except as set forth on the Information Certificate of the Company, there is no present investigation by any governmental agency pending, or to the best of the Company's knowledge threatened, against or affecting the Company, its assets or business and there is no action, suit, proceeding or claim by any person pending, or to the best of the Company's knowledge threatened, against the Company or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which has a material possibility (as reasonably determined by Burdale) of being adversely determined against the Company, and if adversely determined would result in any Material Adverse Effect.

           (f) COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS: No Corporate Obligor is in default under, or in violation of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and each Corporate Obligor is in compliance with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any English, foreign, or local governmental authority where such default or noncompliance would result in a Material Adverse Effect.

           (g) BANK ACCOUNTS: All of the deposit accounts, investment accounts or other accounts in the name of or used by the Company maintained at any bank or other financial institution are set forth on Schedule 9 to the Debenture, subject to the right of a Company to establish new accounts in accordance with Clause 14(l) below.

           (h) YEAR 2000 COMPLIANCE: Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the computer systems of the Company and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Company interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed in all material respects. The computer and management information systems of the Company are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Company to conduct its business without a material adverse effect on its assets, business or condition (financial or other).

           (i) ACCURACY AND COMPLETENESS OF INFORMATION: All information furnished by or on behalf of any Corporate Obligor in writing to Burdale in connection with this Agreement or any of the other Finance Documents or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate of such Corporate Obligor is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or condition (financial or otherwise) of any Corporate Obligor, which has not been fully and accurately disclosed to Burdale in writing.

13.2       SURVIVAL OF WARRANTIES; CUMULATIVE

           All representations and warranties contained in this Agreement or any of the other Finance Documents shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Burdale on each date a Request is submitted and on each Utilisation Date and shall be conclusively presumed to have been relied on by Burdale regardless of any investigation made or information possessed by Burdale. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which the Company shall now or hereafter give, or cause to be given, to Burdale pursuant to any Finance Document.

14.        GENERAL UNDERTAKINGS

           The Company undertakes to Burdale that:

           (a) MAINTENANCE OF EXISTENCE: The Company shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorisations, leases and contracts necessary to carry on the business as presently or proposed to be conducted PROVIDED, however, that the Company may (i) cause any other Corporate Obligor to dissolve or otherwise surrender any of the foregoing and (ii) abandon any permit, license, trademark, trade name, approval or authorisation it no longer deems material to its business. The Company shall give Burdale thirty (30) days' prior notice of any proposed change of name or structure, which notice shall set forth the proposed new name or structure and Company shall deliver to Burdale a copy of the amendment to the applicable constituent document of the Company providing for such change appropriately certified as soon as it is available.

           (b) COMPLIANCE WITH LAWS, REGULATIONS, ETC.: The Company shall, at all times, comply in all material respects with all laws, rules, regulations, directives, licenses, permits, consents, authorisations, approvals and orders applicable to it and duly observe all requirements of any national or local governmental authority, and all statutes and any guidance, circular or regulations issued thereunder, subordinate legislation, common law, equity, rules, orders, permits and stipulations relating to environmental pollution and employee health and safety, where such non-compliance would result in a Material Adverse Effect.

           (c) PAYMENT OF TAXES AND CLAIMS: The Company shall duly pay and discharge all Taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for Taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Company and with respect to which adequate reserves have been set aside on its books. The Company shall be liable for any Tax or penalties imposed on Burdale as a result of the financing arrangements provided for herein and the Company agrees to indemnify and hold Burdale harmless with respect to the foregoing, and to repay to Burdale on demand the amount thereof, and until paid by the Company such amount shall be added and deemed part of the Outstanding Purchase Amount. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

           (d) INSURANCE: The Company shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. The Company shall furnish certificates, policies or endorsements to Burdale as Burdale shall require as proof of such insurance, and, if the Company fails to do so, Burdale is authorised, but not required, to obtain such insurance at the expense of the Company. All policies shall provide for at least thirty (30) days prior written notice to Burdale of any cancellation. The Company shall cause Burdale to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and the Company shall obtain non-contributory lender's loss payable endorsements to all casualty insurance policies in form and substance satisfactory to Burdale. At its option, Burdale may apply any insurance proceeds received by Burdale at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Burdale may determine or hold such proceeds as cash collateral for the Obligations.

           (e)    FINANCIAL STATEMENTS AND OTHER INFORMATION:

                  (i) The Company shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of the Company and its Subsidiaries in accordance with GAAP and the Company shall furnish or cause to be furnished to Burdale:
                           (1) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated and consolidating financial statements of the Company and its Subsidiaries (including in each case balance sheets, statements of profit and loss, statements of cash flow and statements of shareholders' funds), all in reasonable detail, fairly presenting the financial position and the results of the operations of the Company and its Subsidiaries as of the end of and through such month, (2) within sixty (60) days after the end of each fiscal quarter, quarterly unaudited consolidated and consolidating financial statements of the Company and its Subsidiaries (including in each case balance sheets, statements of profit and loss, statements of cash flow and statements of shareholders' funds, stock figures and valuations for that quarter, a breakdown of the value and identity of preferential creditors for that quarter and details of all input and output VAT at the end of each VAT quarter), all in reasonable detail, fairly presenting the financial position and the results of the operations of the Company and its Subsidiaries as of the end of and through such fiscal quarter, and
                           (3) within one hundred twenty (120) days after the end of each fiscal year, audited consolidated and consolidating financial statements of the Company and its Subsidiaries (including in each case balance sheets, statements of profit and loss, statements of cash flow and statements of shareholders' funds), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of the Company and its Subsidiaries as of the end of and for such fiscal year, together with the opinion of the Company's auditors, which shall be a nationally recognised independent accounting firm or, if not, another independent accounting firm selected by the Company and reasonably acceptable to Burdale, that such financial statements have been prepared in accordance with GAAP, and present a true and fair view of the results of operations and financial condition of the Company and its Subsidiaries as of the end of and for the fiscal year then ended.

                  (ii) The Company shall promptly notify Burdale in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in any Company's business, properties, assets, or condition, financial or otherwise and (ii) the occurrence of any Default.

                  (iii) The Company shall promptly after the sending or filing thereof furnish or cause to be furnished to Burdale copies of all financial reports which GLC sends to its stockholders generally and copies of all reports and registration statements which any GLC or any other Borrower (as defined in the Loan Agreement) with the U.S. Securities and Exchange Commission, any U.S. national securities exchange or the National Association of Securities Dealers, Inc.

                  (iv) The Company shall furnish or cause to be furnished to Burdale such budgets, forecasts, projections and other information in respect of the Collateral and the business of the Company, as Burdale may, from time to time, reasonably request. Burdale is hereby authorised to deliver a copy of any financial statement or any other information relating to the business of any Obligor and any Related Company to any court or other government agency or to any participant or assignee or prospective participant or assignee. The Company hereby irrevocably authorises and directs all accountants or auditors to deliver to Burdale, at Company's expense, copies of the financial statements of any Corporate Obligor or Related Company and any reports or management letters prepared by such accountants or auditors on behalf of any Corporate Obligor or Related Company and to disclose to Burdale such information as they may have regarding the business of any Corporate Obligor or Related Company. Any information provided to Burdale pursuant to this Clause 14(e)(iv) shall be subject to the provisions of Clause 24.2. Any documents, schedules, invoices or other papers delivered to Burdale may be destroyed or otherwise disposed of by Burdale one (1) year after the same are delivered to Burdale, except as otherwise designated by the Company to Burdale in writing.

           (f) SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC.: The Company shall not, directly or indirectly:

                  (i) merge, amalgamate or consolidate with any other person or permit any other person to merge, amalgamate or consolidate with it;

                  (ii) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other person or any of its assets to any other person (except for (1) sales of stock in the ordinary course of business, (2) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of the Company so long as (A) any proceeds are paid into the Blocked Accounts and (B) such sales do not involve Equipment having an aggregate fair market value in excess of the Sterling equivalent of One Million Dollars ($1,000,000) for all such Equipment disposed of in any fiscal year of the Company and (3) in connection with the sale of all or substantially all the assets of the Company or a Subsidiary of the Company or the sale of all the share capital of the Company or a Subsidiary of the Company, sales of such assets or share capital having an aggregate fair market value not to exceed the Sterling equivalent of Twenty Five Million Dollars ($25,000,000) less the fair market value of any assets or share capital previously sold by the Company or such Subsidiary in connection with the sale of all or substantially all the assets of the Company or such

                           Subsidiary or the sale of all the share capital of such Subsidiary during the term of this Agreement, PROVIDED THAT (A) no Default exists or has occurred and is continuing immediately prior to and after giving effect to such sale and (B) the Company shall pay to Burdale the greater of (1) fifty percent (50%) of the amount by which the aggregate amount (net of Taxes, assumed liabilities and transaction costs) received by the Company from all such sales exceeds the Sterling Equivalent of Five Million Dollars ($5,000,000) and one-hundred percent (100%) of the amount by which the aggregate amount (net of Taxes, assumed liabilities and transaction costs) received by the Company from all such sales exceeds the Sterling Equivalent of Ten Million Dollars ($10,000,000) or (2) the portion of the amount of then Outstanding Purchase Price advanced against any Receivables sold in connection with any such sales (it being agreed that any such payments to Burdale shall not reduce the Facility Limit unless made pursuant to Clause 6.5 and shall not be included in calculating the lending limits hereunder);

                  (iii) form any Subsidiaries, unless the aggregate amount of all contributions made by the Company to such Subsidiaries is less than the Sterling equivalent of Three Million Dollars ($3,000,000) in the aggregate during the term of this Agreement and PROVIDED THAT
                           (1) no Event of Default or Default, exists or has occurred and is continuing immediately prior to and after giving effect to the formation of each such Subsidiary, (2) if any such Subsidiary is formed on or prior to April 15, 2000, Total Excess Availability exceeds Fifteen Million Dollars ($15,000,000) immediately prior to and after giving effect to such formation or if any such Subsidiary is formed after April 15, 2000, Total Excess Availability exceeds Ten Million Dollars ($10,000,000) immediately prior to and after giving effect to such formation, (3) any such Subsidiary formed engages in a line of business compatible but not competitively adverse with the Company's line of business and (4) the Company shall not contribute to any such Subsidiary any Collateral with a fair market value exceeding in the aggregate more than Ten Thousand Dollars ($10,000) during the term of this Agreement or any proprietary information except that a license to use such proprietary information on a non-exclusive basis shall not be deemed to be a contribution of proprietary information for purposes of this Clause 14(f)(iii);

                  (iv) acquire the share capital of any person in which such person would become a Subsidiary of the Company except for Permitted Acquisitions;

                  (v) wind up, liquidate or dissolve except following the transfer of all or substantially all of its assets in a transaction permitted by Clause 14(f)(iii)(3) and 14(f)(iii)(4) of this Clause 14(f); or

                  (vi)     agree to do any of the foregoing.

           (g) ENCUMBRANCES: No Corporate Obligor shall create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other Encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except:

                  (i)      the Encumbrances and security interests of Burdale;

                  (ii) easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of such Obligor as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

                  (iii) purchase money security interests in Equipment (including finance leases) not so long as such security interests do not apply to any property of such Obligor other than the Equipment so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment so acquired, as the case may be; and

                  (iv) the security interests and Encumbrances granted by the Company in favour of Barclays Bank PLC as at the date of this Agreement or replacements therefor that do not extend to any other property or increase the amounts secured.

           (h) INDEBTEDNESS: No Corporate Obligor shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligation for borrowed money or indebtedness, except:

                  (i)      the Obligations;

                  (ii) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which such Corporate Obligor is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to such Corporate Obligor, and with respect to which adequate reserves have been set aside on its books;

                  (iii) purchase money indebtedness (including finance leases) to the extent not incurred or secured by Encumbrances (including finance leases) in violation of any other provision of this Agreement;

                  (iv) indebtedness set forth on the Information Certificate of such Corporate Obligor, PROVIDED THAT, (1) such Corporate Obligor may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof,
                           (2) such Corporate Obligor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) except as otherwise permitted under this Agreement, redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (3) such Corporate Obligor shall furnish to Burdale all notices or demands in connection with such indebtedness either received by such Corporate Obligor or on its behalf, promptly after the receipt thereof, or sent by such Corporate Obligor or on its behalf, concurrently with the sending thereof, as the case may be;

                  (v) indebtedness owing to a Borrower, GL Canada, GLC or GIFL, PROVIDED THAT no Default exists or has occurred and is continuing immediately prior to and after giving effect to the incurrence, creation or assumption of such indebtedness; and

                  (vi) other indebtedness together with other indebtedness of all other Borrowers not otherwise permitted under paragraphs (h)(i) to (h)(v) above at any one time not exceeding the Sterling equivalent of Two Million Dollars ($2,000,000) outstanding in the aggregate.

           (i) LOANS, INVESTMENTS, GUARANTEES, ETC.: No Corporate Obligor shall, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any person or agree to do any of the foregoing, except:

                  (i) the endorsement of instruments for collection or deposit in the ordinary course of business;

                  (ii) investments in: (1) short-term direct obligations of the United Kingdom and (2) negotiable certificates of deposit issued by any bank satisfactory to Burdale, payable to the order of the relevant Corporate Obligor or to bearer and delivered to Burdale, PROVIDED THAT as to any of the foregoing, unless waived in writing by Burdale, the relevant Corporate Obligor shall take such actions as are deemed necessary by Burdale to perfect the security interest of Burdale in such investments;

                  (iii) the guarantees set forth in the Information Certificate of each Corporate Obligor;

                  (iv) Permitted Acquisitions and any transaction permitted by Clause 14(a) and 14(f) ;

                  (v) loans or advances to, or investments in, or purchases or repurchases of the shares, assets or indebtedness of a Borrower or GL Canada or guarantees or the assumption of letter of credit obligations for the benefit of a Borrower or GL Canada; provided that,
                           (1) no Default exists or has occurred and is continuing immediately prior to and after giving effect to any such loan, advance, investment, purchase, repurchase, guarantee or assumption of letter of credit obligation and (2) such loans, advances, investments, purchases or repurchases do not violate the capitalisation requirements of the relevant Corporate Obligor under applicable laws;

                  (vi) loans or advances to GIFL or GLC; provided that, (i) no Default exists or has occurred and is continuing immediately prior to and after giving effect to such loans or advances, (ii) such loans or advances do not violate the capitalisation requirements of the relevant Corporate Obligor under applicable laws, and
                           (iii) all the proceeds of such loans or advances are immediately loaned or advanced by GIFL or GLC, as the case may be, to GL Canada or a Borrower;

                  (vii) loans or advances to the GLC (1) for the purpose of paying interest due under the Senior Notes, (2) for the purpose of paying management fees to the Sponsors (as defined in the Loan Agreement) or any of their affiliates in an aggregate amount not to exceed the Sterling equivalent of Seven Hundred Thousand Dollars ($700,000) less amounts paid by any Borrower or GL Canada for such purpose in any fiscal year of the Company, or loans or advances to GLC for the purposes set forth in Schedule 9.10 of the Loan Agreement in an aggregate amount not to exceed the Sterling equivalent of $23,000,000 less amounts paid by the Borrowers or GL Canada for such purposes in any fiscal year of the Company PROVIDED THAT, (1) no Default exists or has occurred and is continuing immediately prior to and after giving effect to such loans, advances, guarantees or the assumption of letter of credit obligations, (2) such loans, advances, guarantees or the assumption of letter of credit obligations do not violate the capitalisation requirements of the relevant Corporate Obligor under applicable laws;

                  (viii) loans or advances to, or guarantees or the assumption of letter of credit obligations for the benefit of GLC or a Subsidiary of GLC (other than a Borrower, GL Canada) PROVIDED THAT (1) no Default exists or has occurred and is not continuing immediately prior to and after giving effect to such loans, advances, guarantees, (2) such loans, advances, guarantees or the assumption of letter of credit obligations do not violate the capitalisation requirements of the relevant Corporate Obligor under applicable laws, (3) if such loans, advances, guarantees or assumption of letter of credit obligations are made on or prior to April 15, 2000, Total Excess Availability exceeds Fifteen Million Dollars ($15,000,000) immediately prior to and after giving effect to such loans, advances, guarantees or the assumption of letter of credit obligations or if such loans, advances, guarantees or the assumption of letter of credit obligations are made after April 15, 2000, Total Excess Availability exceeds Ten Million Dollars ($10,000,000) immediately prior to and after giving effect to such loans, advances, guarantees or the assumption of letter of credit obligations and (iv) such loans or advances are evidenced by a promissory note or notes, the rights to which have been collaterally pledged to Burdale; and

                  (ix) other outstanding loans or advances by the Corporate Obligors not to exceed in aggregate the Sterling equivalent of One Million Dollars ($1,000,000) at any time.

           (j) DIVIDENDS AND REDEMPTIONS: The Company shall not, directly or indirectly, declare or pay any dividends on account of any shares of any class of share capital, as the case may be, of the Company now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of share capital or, as the case may be, (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than ordinary share capital or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares, as the case may be, or agree to do any of the foregoing.

           (k) TRANSACTIONS WITH AFFILIATES: No Corporate Obligor shall enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Corporate Obligor's business and upon fair and reasonable terms no less favourable to such Corporate Obligor than such Corporate Obligor would obtain in a comparable arm's length transaction with an unaffiliated person. For this purpose, affiliate shall not include any Borrower, any Corporate Obligor, GL Canada, GLC, GL Bermuda or GIFL.

           (l) ADDITIONAL BANK ACCOUNTS: No Corporate Obligor shall, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Charged Accounts as set forth in Schedule 9 to the Debenture, except:
                  (i) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Burdale and subject to such conditions thereto as Burdale may establish or as required by this Agreement and (ii) as to any accounts used by such Company to make payments of payroll, Taxes or other obligations to third parties, after prior written notice to Burdale.

           (m) FURTHER ASSURANCES: At the request of Burdale at any time and from time to time, the each Corporate Obligor shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Finance Documents. Burdale may at any time and from time to time request a certificate from an officer of any Corporate Obligor representing on behalf of such Corporate Obligor that all conditions precedent to the making of a Utilisation and providing of any L/C contained herein are satisfied. In the event of such request by Burdale, Burdale may, at its option, cease to allow any further Utilisation or provide any further

                  L/C's until Burdale has received such certificate and, in addition, Burdale has determined that such conditions are satisfied.

15.        EVENTS OF DEFAULT

15.1       DEFAULT

           Each of the events specified below constitutes an Event of Default:

           (a) any Obligor or GLC fails to pay when due any of the Obligations (other than interest or fees due hereunder);

           (b) the Company fails to pay any interest or fees within three (3) days after such interest or fees become due hereunder, PROVIDED THAT such three (3) day period shall not apply in the event that Company intentionally diverts payments on Receivables or other proceeds of Collateral from the Blocked Accounts;

           (c) any Obligor or GLC fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Finance Documents and such failure shall continue for ten (10) Business Days, PROVIDED THAT, such ten (10) Business Day period shall not apply in the case of (1) any failure to perform a term, covenant, condition or provision which results in the occurrence of an Event of Default addressed in any other provision or paragraph of this Clause 15.1, (2) any failure to perform any such term, covenant, condition or provision that has been the subject of two (2) previous failures within the prior twelve (12) month period or (3) an intentional breach by any Obligor or GLC of such term, covenant, condition or provision;

           (d) any representation, warranty or statement of fact made by the Company to Burdale in this Agreement, the other Finance Documents or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

           (e) any Obligor or any Related Company revokes or terminates any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favour of Burdale;

           (f) any judgment for the payment of money is rendered against any Obligor in excess of the Sterling equivalent of Two Million Five Hundred Thousand Dollars ($2,500,000) in any one case or in excess of the Sterling equivalent of Five Million Dollars ($5,000,000) in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any material judgment other than for the payment of money, or injunction, attachment, sequestration, distress, garnishment or execution is rendered against the Company or any of its assets;

           (g) any Obligor dissolves or suspends or discontinues doing business;

           (h) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of any Obligor or any material part of its assets.

           (i) The directors of any Corporate Obligor request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like.

           (j) Any other steps are taken to enforce any Encumbrance over any material part of the assets of any Obligor.

           (k) Any Obligor is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due.

           (l) Any Obligor suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness.

           (m) Any Obligor, by reason of financial difficulties, begins negotiations with all or any class of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.

           (n) Any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of any Obligor.

           (o) A meeting of any Corporate Obligor or is convened for the purpose of considering any resolution for (or to petition for) its winding-up or for its administration or any such resolution is passed.

           (p) Any person presents a petition for the winding-up or for the administration or for the bankruptcy of any Obligor unless (other than in the case of a petition for administration) the relevant Obligor can demonstrate to the satisfaction of Burdale (acting reasonably) that the relevant petition is frivolous, vexatious or an abuse of process of the court or that it relates to a claim to which the relevant Obligor has a good defence which it is diligently pursuing.

           (q) An order for the winding-up or administration or bankruptcy of any Obligor is made.

           (r) Any other step (including petition, proposal or convening a meeting) is taken with a view to administration, custodianship, liquidation, winding-up, dissolution or bankruptcy of any Obligor or any other insolvency or analogous proceedings involving any such person unless, in the case of a petition (other than in the case of a petition for administration) the relevant Obligor can demonstrate to the satisfaction of Burdale (acting reasonably) that the relevant petition is frivolous, vexatious or an abuse of process of the court or that it relates to a claim to which the relevant Obligor has a good defence which it is diligently pursuing.

           (s) There occurs, in relation to any Obligor, any event anywhere which, in the opinion of Burdale, appears to correspond with any of those mentioned in paragraphs (h) to (r) (inclusive) above.

           (t) any default by any Obligor or any Related Company under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Burdale, or any capitalised lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favour of any person other than Burdale, in any case in an amount in excess of the Sterling equivalent of Two Million Five Hundred Thousand Dollars ($2,500,000), which default continues for more than the applicable cure period, if any, with respect thereto;

           (u) GLC ceases to hold, directly or indirectly, all of the share capital of the Company;

           (v) the indictment or threatened indictment of any Corporate Obligor or any Related Company under any criminal statute, or the commencement or threatened commencement of criminal or civil proceedings against any Corporate Obligor or any Related Company, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the material property of such Corporate Obligor or Related Company (as the case may be);

           (w) any default by any Borrower or GL Canada or an "Event of Default" shall occur under the terms of the Loan Agreement or the Canadian Loan Agreement or any other agreement, document, note and/or instrument executed or delivered in connection therewith;

           (x) there shall be a material adverse change in the business, assets or condition (financial or otherwise) of any Corporate Obligor or any Related Company after the date hereof; or

           (y) there shall be an Event of Default under any of the other Finance Documents and/or Financing Agreements.

15.2       ACTION ON DEFAULT

           Upon the occurrence of any Event of Default and whilst the same is continuing, and without prejudice to any of Burdale's rights under this Agreement, Burdale may, by notice to the Company:

           (a)    declare that an Event of Default has occurred; and/or

           (b) declare that the Facility shall be cancelled, whereupon the Facility shall be so cancelled and all fees (including without limitation pursuant to Clause 6.5(b)) payable in relation to the Facility shall become immediately due and payable; and/or

           (c) declare that the Company shall forthwith pay or procure the payment to Burdale of a sufficient sum to cover the amount of all Outstanding Purchase Price and/or any contingent obligations of Burdale under any outstanding L/Cs, whereupon the same shall become immediately due and payable and, once paid, shall be held by Burdale in an interest bearing account for application against such Outstanding Purchase Price or contingent obligation (as the case may be), provided that any sum remaining after settling such payments shall be applied first in settlement of any other amounts then due and payable to Burdale under the Finance Documents and, subject to that, any balance shall be promptly repaid to the Company or other person entitled to the balance.

15.3       APPOINTMENT OF INSOLVENCY OFFICER

           If any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or any other insolvency officer (or its equivalent in any jurisdiction) is appointed in respect of any Obligor or any Related Company or any part of its assets (whether on the application or with the consent of Burdale or otherwise) then Burdale may (with or without it first having exercised any of its other rights under the Finance Documents), by notice to the Company, declare that the fee specified in Clause 6.5(b) be immediately due and payable or, at Burdale's option, payable upon demand as if the Facility Limit at such time had been reduced to zero, whereupon such fee shall become immediately due and payable or payable on demand (as the case may be).

16.        COSTS, EXPENSES AND FEES

16.1       COSTS AND EXPENSES

           The Company shall pay to Burdale on demand all reasonable costs, expenses, filing fees and Taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defence of the Obligations, Burdale's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to:

           (a) all costs and expenses of filing, registering or recording (including filing Taxes and fees, documentary Taxes, intangibles Taxes and mortgage recording Taxes and presentation fees, if applicable);

           (b) all costs and expenses and fees for title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees;

           (c) costs and expenses of remitting loan proceeds, collecting cheques and other items of payment, and establishing and maintaining the Charged Accounts, together with Burdale's customary charges and fees with respect thereto;

           (d) charges, fees or expenses charged by any bank or issuer in connection with the L/C's;

           (e) costs and expenses of preserving and protecting the Collateral;

           (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and Encumbrances of Burdale, selling or otherwise realising the Collateral, and otherwise enforcing the provisions of this Agreement and the other Finance Documents or defending any claims made or threatened against Burdale arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters);

           (g) all out-of-pocket expenses and costs incurred by Burdale's examiners in the conduct of their periodic field examinations of the Collateral and any Company's operations, plus a charge at the rate of the Daily Rate, per day for Burdale's examiners in the field and office; and

           (h) the fees and disbursements (plus VAT) of legal advisors to Burdale in connection with any of the foregoing.

16.2       FEES

           (A) FACILITY FEE: The Company will pay to Burdale today a facility fee equal to 0.75% on the amount of the Facility Limit.

           (B) COMMITMENT FEE: The Company will pay to Burdale a commitment fee computed at the rate of 0.375% per annum on the daily undrawn/unutilised balance of the Facility Limit. Accrued Commitment Fee shall be payable monthly in arrears from today's date and also on the date on which the Facility is terminated. Commitment fee shall accrue from day to day and be calculated on the basis of a 365 day year and for the actual number of days elapsed.

           (C) MONITORING FEE: The Company will pay to Burdale a monitoring fee of $2,000 monthly in advance with the first payment to be made on today's date.

           (D) L/C FEE: The Company will pay to Burdale a fee equal to 1.25% per annum on the face amount of each L/C issued at the Company's request in respect of the period between the date of issue of the L/C and the End Date of such L/C. The fee shall be calculated on the basis of a 365 day year and shall be paid monthly in arrears and on the End Date of such L/C.

17.        INDEMNITIES

17.1       CURRENCY INDEMNITY

           If any amount payable by the Company under or in connection with any of the Finance Documents is received by Burdale in a currency other than that agreed to be payable under the Finance Documents, whether as a result of any judgment or order or other enforcement, the liquidation or bankruptcy of the Company or otherwise howsoever and the amount produced by converting the currency so received into the agreed currency is less than the relevant amount of the agreed currency, then the Company will indemnify Burdale for the deficiency and any loss sustained as a result. Such conversion will be made at the Exchange Rate, on such date and in such market as is determined by Burdale as being most favourable for such conversion. The Company will in addition pay the costs of such conversion.

17.2       OTHER INDEMNITIES

           The Company will indemnify Burdale on demand against any loss or liability which Burdale incurs as a result of:

           (a)    the occurrence of any Event of Default;

           (b) any payment of principal or other amount being received from any source otherwise than on its due date under this Agreement;

           (c) any Utilisation not being effected after the Company has delivered a Request in respect of such Utilisation other than as a result of Burdale's negligence or default;

           (d) any prepayment or provision of cash collateral by the Company not being made in accordance with the terms of this Agreement.

           In each case the Company's liability includes (without limitation) any loss of margin or anticipated profits or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document and on account of any security given by Burdale in relation to those funds and in relation to any amount repaid or prepaid in relation to any Finance Document.

17.3       STAMP DUTY

           Immediately upon demand, the Company shall pay and indemnify Burdale against any liability it incurs for any stamp, registration or similar tax or duty (and any applicable penalties) which is or becomes payable because of the entry into, performance or enforcement of any Finance Document.

17.4       GENERAL PROVISIONS REGARDING INDEMNITIES

           Each of the indemnities contained in Clauses 17.1 to 17.3 inclusive (the "INDEMNITIES") will remain in full force and effect until such time as all amounts to which such Indemnities are expressed to relate have been paid in full. The Indemnities are additional to and not instead of any security or other guarantee or indemnity at any time existing in favour of any person.

18.        EVIDENCE OF INDEBTEDNESS

           In any proceedings relating to any Finance Document a statement as to any amount due to Burdale under this Agreement which is certified as being correct by an officer of Burdale will in the absence of manifest error be conclusive evidence that such amount is in fact due and payable.

19.        NOTICES

19.1       DELIVERY AND RECEIPT

           All notices pertaining to this Agreement shall be given in writing or facsimile and shall be deemed to be given as follows:

           (a)    if in writing, when delivered; and

           (b)    if by facsimile, when received,

           save that any notice delivered or received on a non-working day or after business hours shall be deemed to be given on the next working day at the place of delivery or receipt.

19.2       ADDRESSES

           (a)    The Company's address and facsimile number for notices are:

                  Royal Court
                  81 Tweedy Road
                  Bromley
                  Kent
                  BR1 1TW

                  Facsimile no:                     0208 626 6855
                  For the attention of:             David Lund

                  or such as the Company may notify to Burdale by not less than 10 days' notice.

           (b)    Burdale's address and facsimile number for notices are:

                  53 Queen Anne Street
                  London W1M 0HP

                  Facsimile no:                     0171 935 5445
                  For the attention of:             Company Secretary

                  or such as Burdale may notify to the Company by not less than 10 days' notice.

20.        WAIVER, REMEDIES CUMULATIVE

           The rights of Burdale under the Finance Documents:

           (a)    may be exercised as often as necessary;

           (b) are cumulative and not exclusive of its rights under the general law; and

           (c)    may be waived only in writing and specifically.

           Delay in exercising or non-exercise of any right shall not be deemed to be a waiver of that right.

21.        INVALIDITY

           If any of the provisions of any Finance Document become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

22.        ASSIGNMENT AND PARTICIPATION

22.1       ASSIGNMENT

           The Finance Documents shall be binding upon and inure to the benefit of and be enforceable by Burdale, the Company and their respective successors and assigns, except that the Company may not assign its rights under any Finance Document. Burdale may, after notice to the Company, assign its rights and delegate any or all of its obligations under the Finance Documents.

22.2       TRANSFER BY BURDALE

           Burdale may at any time assign, transfer or offer participations in all or a proportion of all its rights and obligations under the Finance Documents to any other bank or financial institution.

23.        GOVERNING LAW AND JURISDICTION

23.1       GOVERNING LAW

           This Agreement will be governed by and construed in accordance with English law.

23.2       JURISDICTION

           For the benefit of Burdale, the Company irrevocably agrees that the courts of England will have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceeding arising out of or in connection with this Agreement may be brought in such courts.

23.3       PROCESS AGENT

           For the benefit of Burdale, the Company irrevocably accepts its appointment as GLC's agent for the service of process pursuant to the GLC Guarantee.

24.        DISCLOSURE OF INFORMATION

24.1       PUBLICITY

           Burdale may advertise or publicise in such publications and to such persons as Burdale may in its discretion think fit such particulars of this transaction as Burdale may in its absolute discretion deem appropriate.

24.2       CONFIDENTIAL INFORMATION

           Burdale agrees to hold, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any confidential information that it may receive from any Obligor or Related Company pursuant to this Agreement in confidence, except for disclosure:

           (a) to legal counsel, accountants, auditors and other professional advisors to any Obligor or any Related Company or Burdale;

           (b)    to regulatory officials having jurisdiction over Burdale;

           (c) as required by applicable law or legal process (provided that in the event Burdale is so required to disclose any such confidential information, that Burdale shall endeavour promptly to notify the Obligor or Related Company (as the case may be), so that the Obligor or Related Company (as the case may be) may seek a protective order or other appropriate remedy) or in connection with any legal proceeding to which Burdale or such Obligor or Related Company (as the case may be) are adverse parties;

           (d) to another financial institution or its counsel in connection with an assignment or disposition or proposed assignment or disposition to that financial institution of all or part of Burdale's interests hereunder or a participation interest herein, provided that such disclosure is made subject to an appropriate confidentiality agreement on terms substantially similar to this Clause; and

           (e) to prospective purchasers of any Collateral (other than competitors of any Obligor or Related Company or their Subsidiaries unless all Obligations are then due and payable) in connection with any disposition thereof, provided that such disclosure is made subject to an appropriate confidentiality agreement on terms substantially similar to this Clause.

           For purposes of the foregoing, "confidential information" shall mean all information respecting any Obligor or any Related Company, other than (a) information previously filed with any governmental agency and available to the public, (b) information previously published in any public medium from a source other than, directly or indirectly, Burdale, and (c) information previously disclosed by GLC or any of its Subsidiaries to any person not associated with GLC without a written confidentiality agreement.

           Nothing in this Clause 24 shall be construed to create or give rise to any fiduciary duty on the part of Burdale to any Obligor or any Related Company or their Subsidiaries.

25.        COUNTERPARTS

           This Agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

This Agreement has been entered into on the date stated at the beginning of the Agreement.

                                   SCHEDULE 1
                              CONDITIONS PRECEDENT

AUTHORISATIONS

1. A certified copy of the memorandum and articles of association and certificate of incorporation and all certificates of incorporation on change of name of each Corporate Obligor and copies of the equivalent US constitutional documentation for GLC.

2. A certified copy of a resolution of the board of directors of each Corporate Obligor and GLC approving each of the Finance Documents to which it is a party and the transactions contemplated by each of such Finance Documents and authorising a specified person or persons to execute each of the Finance Documents (as a deed where necessary) and to give all notices, requests, instructions, certificates and other documents to Burdale in connection with such Finance Documents.

3. A director's certificate executed by a director of each Corporate Obligor and a secretary's certificate executed by the secretary of
           GLC:

           (a) certifying that all corporate action of such Corporate Obligor or Related Company (as the case may be) required to enable it to enter into, execute and perform each of the Finance Documents to which it is a party and to authorise the transactions contemplated therein has been taken;

           (b) setting out the specimen signatures of those persons referred to in 2 above; and

           (c) in relation to the Corporate Obligors only, certifying that utilisation of the Facility Limit would not cause any borrowing limit binding on it to be exceeded.

4. A certified copy of all other resolutions, authorisations, approvals, consents and licences (corporate, official or otherwise (including exchange control consents)) necessary or desirable for the entry into and performance of the Finance Documents to which each Obligor and each Related Company is party and/or for the enforceability and validity of such Finance Documents.

5.         A telephone and facsimile indemnity in the form set out in Schedule
           4.

DOCUMENTS AND SECURITY

6.         The Finance Documents duly executed by each party to them (excluding
           Burdale).

7. A certified copy of each notice required to be despatched pursuant to the Debenture.

8. Acknowledgements from all recipients of the notices referred to in 7 above as required by the Debenture or agreement by the relevant recipient of the form of acknowledgement to be given by it.

9. Evidence of the level and extent of the insurance of the Company and that Burdale is stated as loss payee and joint insured and that the insurance policies comply with the requirements of the Finance Documents.

10. Details of the amounts standing to the credit of each Charged Account as at, or immediately prior to, today's date.

WAIVERS AND CONSENTS

11. All waivers, releases, terminations and other documents as Burdale may request to evidence and effect the termination of any existing financing arrangements of each Corporate Obligor with any other lender and the termination and release by any such other lenders of any and all of its/their interests pursuant to their financing arrangements with each Corporate Obligor.

12. All consents, waivers, acknowledgements and other agreements from third persons which Burdale may deem necessary or desirable in order to permit, protect and perfect the security interests granted by the Corporate Obligors to Burdale including, without limitation, waivers by lessors, owners or mortgagees, processors, warehousers or consignees of any security interests, or other claims which such persons may have in relation to the Collateral.

AVAILABILITY LIMIT INFORMATION

13. A schedule of Receivables and all such other information as Burdale requires pursuant to Clause 4 in order to determine the amount of Eligible Receivables and Eligible Unbilled Receivables as at today's date.

14. Such information as Burdale may require in order to determine each Availability Limit for the purposes of Clause 4.

15. Burdale having determined the Availability Limits pursuant to Clause 4 to apply as from today's date.

MISCELLANEOUS

16. Evidence that the total amount available for Utilisation immediately following the proposed Initial Utilisations shall not be less than L1,000,000.

17. Any fees due and costs to be met pursuant to Clause 16 having been paid.

18. Satisfactory results to all final company searches in relation to each Corporate Obligor.

19.        Opinion from Counsel in California.

20.        A certified copy of any Inter-company loan agreement.

21. Copies of such other deeds, documents, consents or authorities as it requires having regard to the transactions contemplated by this Agreement and the reasonable requirements of Burdale to protect its interests as a lender.

                                   SCHEDULE 2
                        PART I - FORM OF PURCHASE REQUEST

Date:                *

To:                  Burdale Financial Limited
                     53 Queen Anne Street
                     LONDON W1M 0HP


Attention:           Company Secretary


Dear Sirs,

FACILITY AGREEMENT DATED * (THE "FACILITY AGREEMENT")

We refer to the Facility Agreement, terms defined in which have the same meaning when used in this Purchase Request.

1. We wish to sell to Burdale on or before * or such later date as the Company agrees with Burdale (the "PURCHASE DATE") the Receivables numbered assignment * amounting to L* details of which are set out in the attached Schedule, initialled on each page for the purposes of identification.

2. We hold the invoice (if any) strictly to your order and agree to supply it, or a copy (certified by an officer of the Company or otherwise as Burdale may from time to time approve) together with certified copies of relevant shipping documents in respect of such Receivables, and a copy of our irrevocable instructions to the Account Debtor to pay the full amount of the relevant Receivable (without deduction, withholding or set off) at maturity to the Blocked Accounts, forthwith upon your request.

3. We further confirm that the relevant Receivables offered are readily identifiable from the books of the Company.

           [TO BE INSERTED IN FIRST PURCHASE REQUEST ONLY]

4. [In addition to the offer made in paragraph 1 above, we hereby offer to sell to you all future Receivables (during the continuance of the Facility Agreement) subject to the terms of the Facility Agreement (including in relation to the calculation of the Purchase Price). This offer together with the offer made in paragraph 1 above shall be regarded as a single composite offer which may be accepted or rejected in its entirety but not in part only. Your acceptance of this offer shall be demonstrated by the payment to us of any amount of Purchase Price in relation to the Receivables described in paragraph 1 above.]

We confirm that no Default has occurred and is continuing or would result from Burdale purchasing the Receivables offered, no Availability Limit will be breached as a result of Burdale purchasing the Receivables offered and all the representations and warranties in Clauses 8 and 13 of the Facility Agreement which are to be made or repeated as at the date of this Purchase Request are true and correct.

The terms of the Agreement shall apply to this Purchase Request.

Yours faithfully



for and on behalf of
[the Company]


                                    SCHEDULE

   INVOICE NO                     ACCOUNT DEBTOR                    INVOICE DATE

                         PART II - FORM OF CASH REQUEST

Date:                *


To:                  Burdale Financial Limited
                     53 Queen Anne Street
                     LONDON W1M 0HP


Attention:           Company Secretary



Dear Sirs,

FACILITY AGREEMENT DATED * (THE "FACILITY AGREEMENT")

We refer to the Facility Agreement, terms defined in which have the same meaning when used in this Cash Request.

Pursuant to the terms of Clause 5.2, we wish you to pay to us the sum of L* as follows:

(a)        Utilisation Date:              *

(b)        Payment Instructions:          Please credit the following account:

                                          Account Name:        *
                                          Bank:                * Bank plc
                                          Branch:              * Branch
                                          Account No:          *
                                          Sort Code:           **-**-**

We confirm that no Default has occurred and remains outstanding or would result from the requested Utilisation being made, no Availability Limit would be breached by the making of the requested Utilisation and that all the representations and warranties in Clauses 8 and 13 which are to be made or repeated as at the date of this Cash Request are true and correct.

Yours faithfully




for and on behalf of
[the Company]

                         PART III - FORM OF L/C REQUEST



Date:                *

To:                  Burdale Financial Limited
                     53 Queen Anne Street
                     LONDON W1M 0HP


Attention:           Company Secretary



Dear Sirs,

FACILITY AGREEMENT DATED * (THE "FACILITY AGREEMENT")

We refer to the Facility Agreement, terms defined in which have the same meaning when used in this L/C Request.

We wish to have [state type of L/C] opened for our account under the Facility Agreement as follows:

(a)        Issue Date:                              *

(b)        Expiry Date:                             *

(c)        Requested Amount:                        *

(d)        Beneficiary:                             *

(e)        Beneficiary's bank account:              *

(f)        Concerning:                              [Reference the agreement
                                                    under which the liability
                                                    arises, describe its nature
                                                    and quantify it]

We confirm that no Default has occurred and is continuing or would result from the requested Utilisation, no Availability Limit will be breached as a result of the requested Utilisation and all the representations and warranties in Clauses 8 and 13 of the Facility Agreement which are to be made or repeated as at the date of this L/C Request are true and correct.

Yours faithfully


for and on behalf of
[the Company]

                                   SCHEDULE 3
                          PREFERENTIAL CREDITOR LISTING

To:                  Burdale Financial Limited
                     53 Queen Anne Street
                     LONDON W1M 0HP

Attention:           Company Secretary


Dear Sirs,

As at the month ended * preferential creditors were as follows:


                                                     L                         Period               Due Date
Wages & Salary

PAYE/NIC

VAT

Other (Please specify)

Total
                                              --------------------
                                              --------------------

--------------------------------------------------------------------------------

Payments during the month ended * were as follows:

                                                     L                         Period               Due Date
Wages & Salary

PAYE/NIC

VAT

Other (Please specify)

Total
                                              --------------------
                                              --------------------

--------------------------------------------------------------------------------

I certify that the information contained in this report is correct:


Signature:....................................

Name:..........................................                Date:

                                   SCHEDULE 4
                        TELEPHONE AND FACSIMILE INDEMNITY

                       CORPORATE MANDATE FOR TELEPHONE AND
                             FACSIMILE INSTRUCTIONS


1.       We, (Name of ......................................................(the

         "COMPANY") of.............................................. (Registered

         Office) refer to the Facility Agreement dated..........................

         between Burdale Financial Limited ("BURDALE") and the Company (the "FACILITY AGREEMENT") pursuant to which Burdale is to operate account(s) and/or credit or other facilities or banking arrangements for the Company (together the "FACILITIES").

2. In consideration of Burdale entering into the Agreement and agreeing to make the Facilities available to act in accordance with the terms of this Mandate:

         (a) notwithstanding the terms of the Facility Agreement, any existing contractual relationship or any future mandate or other agreement or course of dealing between Burdale and the Company, Burdale is requested and authorised to rely upon, and act in accordance with, any notice, demand or other communication in respect of the Facilities (each an "INSTRUCTION" and together "INSTRUCTIONS") which may from time to time be, or purport to be, given by way of the methods of communication specified in the Schedule on behalf of the Company by any two of the persons identified in the relevant sections in the Schedule without any enquiry on Burdale's part as to the authority or identity of the persons giving or purporting to give such Instruction or Instructions and regardless of the circumstances prevailing at the time of such Instruction or Instructions;

         (b) Burdale shall be entitled to treat any Instruction as fully authorised by, and binding upon, the Company and shall be entitled (but not bound) to take such steps in connection with, or in reliance upon, such Instruction as Burdale in its sole and absolute discretion may consider appropriate, whether such Instruction includes an instruction to pay money or otherwise to debit or credit any account, or relates to the disposition of any money, securities or documents, or purports to bind the Company to any agreement or other arrangement with Burdale or with any other person or to commit the Company to any other type of transaction or arrangement whatsoever, regardless of the nature of the transaction or arrangement or the amount of money involved and notwithstanding any error or misunderstanding or lack of clarity in the terms of such Instruction; and

         (c) the Company undertakes forthwith on demand by Burdale to indemnify Burdale and to keep Burdale indemnified against all losses, claims, actions, proceedings, demands, damages, costs and expenses incurred or sustained by Burdale, of any nature and howsoever arising, out of or in connection with its acknowledgement and compliance with any Instruction or Instructions.

3. The Company acknowledges and agrees that Burdale and each of Burdale's nominees or agents shall not be responsible for any claim, action, proceeding, demands, loss, damage, liability cost or expenses of any nature and howsoever suffered or incurred arising directly or indirectly as a result of any act or thing which Burdale and/or such nominee or agent allows, takes or does or omits to allow, take or do in relation to the Instructions or any of them under or pursuant to this mandate other than in respect of Burdale's negligence or wilful default.

4. The terms of this Mandate shall remain in full force and effect unless and until Burdale receives a written notice of termination of this Mandate from the Company giving not less than seven days' notice of termination and signed by an officer of the Company (as to whose identity and authority Burdale shall be under no obligation or duty to the Company to make any enquiry whatsoever) PROVIDED THAT such seven days' notice period shall not commence until the date, Burdale acknowledges receipt of such written notice that such termination will not release the Company from any liability under this Mandate in respect of any act performed by Burdale in accordance with the terms of this Mandate prior to the effective date of termination of this Mandate.

5. This Mandate shall be governed by, and construed in accordance with English Law. The Company agrees for the benefit of Burdale that the courts of England shall have jurisdiction to hear and determine any suit, action proceeding and to settle any disputes which may arise under or in connection with this Mandate and for such purpose the Company irrevocably submits to the non-exclusive jurisdiction of such courts.


Signed........................................................

Dated.........................................................

Duly authorised for and on behalf of (Name of Company)..........................

pursuant to a Resolution of the Board of Directors dated........................


                                  THE SCHEDULE

---------------------------------- --------------------------------------------- -------------------------------

    *METHOD OF COMMUNICATION         PERSONS AUTHORISED TO GIVE INSTRUCTIONS               SIGNATURE
---------------------------------- --------------------------------------------- -------------------------------

Telephone
---------------------------------- --------------------------------------------- -------------------------------


---------------------------------- --------------------------------------------- -------------------------------


---------------------------------- --------------------------------------------- -------------------------------

Facsimile
---------------------------------- --------------------------------------------- -------------------------------


---------------------------------- --------------------------------------------- -------------------------------


---------------------------------- --------------------------------------------- -------------------------------

Other (specify):
---------------------------------- --------------------------------------------- -------------------------------


---------------------------------- --------------------------------------------- -------------------------------



---------------------------------- --------------------------------------------- -------------------------------


---------------------------------- --------------------------------------------- -------------------------------

* Complete as appropriate - in the absence of completion, no instructions will be accepted in relation to that method of communication.
                                   SIGNATORIES


THE COMPANY:

GEOLOGISTICS LIMITED

By:



BURDALE:

BURDALE FINANCIAL LIMITED

By: